UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2)

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to 14a-12

    DayStar Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrant statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Santa Clara, CA

March [    ], 2010

2972 Stender Way

Santa Clara, CA 95054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April [    ], 2010

To our Stockholders:

The 2009 Annual Meeting of Stockholders of DayStar Technologies, Inc. (the “Company”) will be reconvened beginning at 2:00 p.m. local time on April [    ], 2010 at the Company’s principal executive offices, 2972 Stender Way, Santa Clara, California for the following purposes:

1. To elect six directors of the Company to hold office until the 2010 Annual Meeting of Stockholders.

2. To approve the amendment of the Company’s Certificate of Incorporation to effect a reverse stock split.

3. To approve the restructuring of Notes between Mr. Peter A. Lacey and the Company.

4. To ratify the selection by the Audit Committee of the Board of Directors of Hein & Associates LLP as independent auditors of the Company for its fiscal year ending December 31, 2009; and

5. To consider and vote upon such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on February 24, 2010 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record at the close of business on February 24, 2010 of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), are entitled to notice of, and to vote at the Annual Meeting and any adjournments or postponements thereof. Stockholders may vote in person or by proxy. A list of stockholders entitled to vote at the meeting will be available for examination by stockholders at the time and place of the meeting and, during ordinary business hours, for a period of ten days prior to the meeting at the Company’s principal place of business at 2972 Stender Way, Santa Clara, CA 95054. The accompanying form of proxy is solicited by the Board of Directors of the Company.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER. VOTES WILL BE TABULATED BY INSPECTORS OF ELECTION APPOINTED IN ACCORDANCE WITH THE APPLICABLE PROVISIONS OF LAW.

By order of the Board of Directors,

/s/ A. Renée Sutton
A. Renée Sutton, Esq.
Secretary

2972 Stender Way

Santa Clara, CA 95054

PROXY STATEMENT

2009 Annual Meeting of Stockholders

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of DayStar Technologies, Inc. (the “Company”) of proxies to be voted at the 2009 Annual Meeting of Stockholders of the Company to be reconvened beginning at 2:00 p.m. local time on April [    ], 2010, at 2972 Stender Way, Santa Clara, California, and at any adjournments or postponements thereof. The shares represented by properly completed proxies received prior to the vote will be voted FOR any proposal unless specific instructions to the contrary are given or an abstention from voting is indicated by the stockholder. If no instructions to the contrary are given, and the stockholder has not abstained, shares will be voted FOR the election of the six director nominees to serve for the ensuing year and until their successors are elected FOR the amendment of the Certificate of Incorporation, FOR the restructuring of certain notes and FOR ratification of the selection of Hein & Associates LLP as independent auditors of the Company for its fiscal year ending December 31, 2009. The persons named as proxies will use their discretionary authority on such other business as may properly come before the meeting or any adjournments or postponements thereof.

Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Company by delivering a duly executed proxy bearing a later date, or by the vote of a stockholder cast in person at the meeting. In addition to solicitation by mail, proxies may be solicited personally, without additional compensation, by the Company’s officers and employees or by internet, electronic mail, telephone, facsimile transmission or express mail. The Company will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to their principals. This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about March     , 2010.

VOTING

The Company initially attempted to hold its annual meeting on December 22, 2009. On December 22, 2009, the Company postponed the annual meeting since it did not have a quorum present. The Company then attempted to hold its annual meeting on January 20, 2010. The Company convened its annual meeting on January 20, 2010, but was forced to adjourn the meeting because it again did not have a quorum present. The adjourned meeting will be held on April [    ], 2010. The Notice of Adjourned Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about March     , 2010 in connection with the solicitation of proxies for the adjourned Annual Meeting. Because the adjourned meeting is more than sixty days after the original record date of November 24, 2009, the Company must issue new voting materials to shareholders as of the record date. Proxies returned for the prior meeting are not valid for the March 31, 2010 annual meeting. The Company urges all shareholders to promptly return the enclosed proxy cards in order to vote at the Annual Meeting.

The Board of Directors has fixed the close of business on February 24, 2010 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Only holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record

Date, there were 33,980,612 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and approximately 36 stockholders of record, although the number of beneficial owners is believed to be substantially higher. Each holder of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

Votes will be counted by the inspectors of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes (i.e., shares represented at the Annual Meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares). Directors are elected by a plurality, with the nominees obtaining the most votes being elected. Because there is no minimum vote required, abstentions and broker non-votes will be entirely excluded from the vote and will have no affect on its outcome. Adoption of the proposed Certificate of Amendment requires the affirmative vote of a majority of the outstanding common stock entitled to vote thereon. As a result, abstentions and broker non-votes will have the same effect as votes against the amendment. The approval of the auditors and the approval of the amendment to the notes each require the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter shall be required. Since broker non-votes are not entitled to vote, they do not affect the outcome. Abstentions have the effect of negative votes on these matters.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders who share an address. The Company will promptly deliver a separate copy of either document to any stockholder upon written or oral request. Requests may be made by mail to: Christopher T. Lail or A. Renée Sutton, Esq., DayStar Technologies, Inc., 2972 Stender Way, Santa Clara, CA; by email clail@daystartech.com or rsutton@daystartech.com; or by telephone: (408) 907-4654. Any stockholder who would like to receive separate copies of the Proxy Statement or Annual Report to Stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may so designate on their proxy card at the time of voting. The stockholder can also contact the Company directly at (408) 582-7100.

ANNUAL REPORT AND PROXY MATERIALS

The Form 10-K of the Company for the year ended December 31, 2009 is enclosed with this Proxy Statement. This Proxy Statement and the Company’s 2009 Form 10-K are available on our website at www.daystartech.com. Instead of receiving paper copies of next year’s Proxy Statement and Annual Report in the mail, stockholders can elect to receive an e-mail message that will provide a link to these documents on the website. In order to save on the costs of producing and mailing documents to you, reduce the amount of mail you receive and help preserve environmental resources, we have elected to adopt the Notice and Access form of proxy distribution. Under this method, you will receive a notice in the mail about electronic or paper copies, and will then need to respond if you want paper copies mailed to you in 2010. DayStar’s stockholders who have enrolled in the electronic proxy delivery service previously will receive their materials online this year. Stockholders of record may enroll in the electronic proxy and Annual Report access service for future annual meetings by registering online at www.computershare.com. Beneficial or “street name” stockholders who wish to enroll in electronic access service may do so at www.proxyvote.com.

STOCKHOLDER QUESTIONS AND ASSISTANCE IN VOTING SHARES

The Company has retained MacKenzie Partners, Inc. to act as proxy solicitor in connection to the 2009 Annual Meeting of Stockholders. Stockholders can contact MacKenzie with questions or if they need assistance in voting their shares toll-free at 1-800-322-2885, 212-929-5500 (call collect), or via email at proxy@mackenziepartners.com.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors has nominated the following persons for election as directors to serve one year terms, which expire at the Annual Meeting of Stockholders in 2010, or until their respective successors are elected and qualified:

Peter A. Lacey, Chairman

Magnus Ryde, Chief Executive Officer

Jonathan W. Fitzgerald

Richard C. Green

William S. Steckel

Kang Sun

If a nominee is unable or unwilling to serve as a director at the date of the Annual Meeting, or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee designated by Patrick J. Forkin III and Christopher T. Lail, the proxy holders named on the enclosed proxy card or by the current Board of Directors to fill such vacancy, or for the other nominees named without nomination of a substitute, or the number of directors may be reduced accordingly. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected a director. All nominees have been nominated by the Nominating and Governance Committee of the Company’s Board of Directors. There were no stockholder nominations for directors.

The Board of Directors recommends a vote FOR the election of Messrs. Lacey, Ryde, Fitzgerald, Green, Steckel and Sun.

The following table sets forth certain information about each nominee for election to the Company’s Board of Directors.

Name	Age	Positions	Director Since	Expiration of Current Term
Peter A. Lacey(2)(3)	53	Chairman	2009	2010
Magnus Ryde	54	Chief Executive Officer	2010	2010
Richard C. Green, Jr.(2)(3)	55	Director	2009	2010
Jonathan Fitzgerald.(1)(2)	48	Director	2009	2010
William S. Steckel	52	Director	2009	2010
Kang Sun(1)	54	Director	2009	2010

(1)	Member of the Audit Committee. Mr. Robert Tonsoo also currently serves on the Audit Committee, but is not standing for re-election at the shareholder’s meeting.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Governance Committee.

Directors

Peter A. Lacey. Mr. Lacey joined us as a director in 2009, and he has been the President, Chief Executive Officer and a director of the Cervus Equipment Corporation since May 2003. Cervus Equipment Corporation, which is listed on the TSX-V operates 17 agricultural and turf John Deere stores in Alberta, Saskatchewan, British Columbia and Manitoba, as well as 5 Bobcat and JCB construction equipment stores in Alberta. Mr. Lacey has also been the President, Chief Executive Officer and a trustee of Proventure, a public income trust listed on the TSX-V which is in the commercial property development business and provides financing and leases real estate to Cervus since November 2005. Mr. Lacey has also been the Chairman of the Board and director of Eveready Energy Services, a public company listed on the Toronto Stock Exchange that provides industrial and oilfield maintenance and production services to the energy, resource, and industrial sectors, since September 2004. Eveready was recently sold to Clean Harbors Inc. Mr. Lacey was a director of the former River Valley Energy Services Ltd., a predecessor to Eveready, from August 1995 until September 2004. Mr. Lacey has been a member of the Red Deer College Board of Governors since October 1997, and was Chairman from May 2000 until February 2004 at which time the Chairman’s appointment term concluded. Mr. Lacey also served as a trustee on the Alberta Ingenuity Fund’s Board of Trustees, a $900 million fund established to attract research and researchers to Alberta.

The Board of Directors believes that Mr. Lacey’s experience, both as an entrepreneur and in financing companies, provides needed skills as the Company seeks additional financing to execute its product commercialization strategy.

Magnus Ryde. Mr. Ryde joined us as Chief Executive Officer in February 2010 and brings more than 25 years of experience in the semiconductor industry. He has had several key senior management positions, including as general partner of Quan Ventures from 2007 to 2009. Prior to Quan Ventures, he was interim CEO of Intemax Corporation from 2005 to 2007, a company specializing in phosphors for light emitting diodes for the solid state lighting market, where he successfully raised $16.5M in Series C financing and initiated establishment of a JV in Taiwan for LED packaging capability. From 2000 to 2004, Mr. Ryde served as Chairman and CEO of FlexICs, a flexible display spin-out from Lawrence Livermore National Laboratory in California. He also served as President of North America for Taiwan Semiconductor Manufacturing Co. (TSMC). He also held numerous senior executive positions during his 18 year tenure at KLA-Tencor, the world’s leading supplier of process control and yield management solutions for the semiconductor and related industries, including Vice President of Worldwide Field Operations, manufacturing manager, product marketing manager, KLA Europe Director, and VP of Corporate Sales. Mr. Ryde also has a breadth of board experience, currently serving on the board of directors of QuNano AB since 2007, Quanlo AB, GLO AB, Sol Voltaics, AB, and Mars Capital Group LLC. He also served on the boards of NextTech Solutions from 2005 to 2007, Four Invest AB as Chairman from 2002 to 2006, and Effnet Holding AB of Sweden from 2000 to 2006. He graduated from Linköping University in 1979 and Stanford University in 1980 with a MS in Industrial Engineering and later completed an Executive MBA at Stanford University in 1995.

The Board of Directors believes that Mr. Ryde’s management experience with technology companies and his financing experience make him an excellent candidate as both the Chief Executive Officer and as a member of the Board.

Jonathan W. Fitzgerald. Mr. Fitzgerald joined us as a director in 2009. Mr. Fitzgerald is an independent investment banker providing advisory services to early and growth-stage businesses in a variety of technology industries. Previously, Mr. Fitzgerald was a Managing Director and senior investment banker with the firm of Morgan Joseph & Co. Inc. In addition to leading the Firm’s Cleantech investment banking practice, Mr. Fitzgerald served a variety of industrial clients across the western region. Mr. Fitzgerald also served as the Interim-CEO of Harvest Wind Limited, a development stage wind turbine manufacturer based in Oregon. Jonathan also served as an Adviser to iSense Corporation, Boston Poly Corporation and Trustwater LLC. Mr. Fitzgerald was Co- Head of Capital Markets origination for North America at Dresdner Kleinwort Wasserstein. In this capacity he oversaw the origination of loan, bond and equity products for the firm’s key corporate relationships across multiple industry sectors. In addition to traditional capital markets products, Jonathan has significant experience in acquisition finance, liability management, structured finance and securitization. Mr. Fitzgerald also held senior investment positions in New York and London at Credit Suisse First Boston and Lehman Brothers, leading international investment banks. Mr. Fitzgerald holds a B.A. with Distinction from Bowdoin College, an MSc.(Econ) from The London School of Economics and Political Science and an M.B.A. from the Wharton School of the University of Pennsylvania.

The Board of Directors believes that Mr. Fitzgerald’s wealth of experience in working with growth technology and cleantech companies and his current experience as an independent investment banker providing advisory services to early and growth-stage businesses in a variety of technology industries, provides the board and management team with valuable insights as the Company continues its financing efforts and seeks to commence its initial production.

Richard C. Green. Mr. Green has spent over 30 years in the energy industry, serving for 20 years as the Chairman and CEO of Aquila Corporation, formerly UtiliCorp United, an international gas and electric company. Mr. Green has been credited with leading a successful turnaround to successfully reposition Aquila during the energy market crisis of 2002. Additionally, he demonstrated leadership and perseverance in pioneering both the strategy and successful execution of a significant business expansion of UtiliCorp United to a Fortune 30 company. UtiliCorp United was a multi-national electric and gas utility business and national energy marketing and trading business with revenues of $36.3 billion. Mr. Green is also Chairman of Midwest Research Institute (MRI) which has a core focus that includes renewable energy, life sciences and national security and defense. He currently serves on the Board of Directors of the Alliance for Sustainable Energy that operates the National Renewable Energy Laboratory (NREL) for the U. S. Department of Energy. He serves on the General Partners’ Advisory Board of Directors of Hudson Clean Energy Partners. Hudson Clean Energy Partners is a leading global private equity firm, dedicated solely to investing in renewable power, alternative fuels, energy efficiency and storage. Mr. Green founded The Calvin Group LLC which is a firm that acts as a catalyst to management teams facing significant challenges or seeking to explore new opportunities. Mr. Green is a Graduate of Southern Methodist University and serves as a member of the Board of Directors of the Hall Family Foundation, a Trustee of the Nelson-Atkins Museum of Art and the Washington D.C. based Urban Institute.

The Board of Directors believes that Mr. Green’s strategic planning experience will be of great value to DayStar as we move forward on pursuing commercial strategies and opportunities consistent with building significant, long-term value for our shareholders.

William S. Steckel. Mr. Steckel joined us in June 2008 and served as our President & Chief Executive Officer and Chief Financial Officer until February 2010. From April 2006 until June 2008, Mr. Steckel was Chief Financial Officer, Senior Vice President and Treasurer at Norwood Promotional Products, a leading supplier of imprinted promotional products. Before Norwood, Mr. Steckel was with Lambda Power (a division of Invensys plc), a global manufacturer of power supplies, power filtering and power protection equipment, where he was President from 2003 to 2005 and CFO from 2001 to 2002. Mr. Steckel earned his Bachelor of Science in industrial management at Iowa State University, and his M.B.A. from Western Illinois University. He is also a Certified Public Accountant.

The Board of Directors believes that Mr. Steckel’s recent experiences as a member of the Company’s management team provides key continuity and insight as the Company seeks additional financing to execute its product commercialization strategy. Additionally, Mr. Steckel’s experience in leading technology companies is useful as the Company assesses its options to commence its initial production line.

Kang Sun. Dr. Sun joined us as a director in 2009. Dr. Sun is currently Chairman of the Board of RayTracker Inc., an advanced photovoltaic tracking system manufacturer. Dr. Sun previously served as President, Chief Operating Officer and Director of China-based JA Solar Holdings Co., a world leader in photovoltaic products. At JA Solar, Dr. Sun was responsible for successfully securing $620 million in equity funding in 2007 and 2008 and led the business to profitability by growing revenue from $90 million in 2006 to approximately $800 million in 2008. Prior to joining JA Solar Holdings, Dr. Sun served as Managing Director, New Business Development & Chief Strategy Officer, New Business and New Products Group for Applied Materials where he was responsible for new business ventures and the company`s corporate strategic licensing business. From 1990 to 2005, Dr. Sun held executive positions in several large business enterprises and technology start-ups, including serving as Vice President of New Venture Business at Honeywell International Inc., General Manager of the optical devices business at Allied Signal, Vice President of New Business and

Technology at Oce, and Vice President of Business Development at Microfabrica. Dr. Sun received his Ph.D. degree in material science from Brown University, master’s degree in chemistry from University of Georgia and bachelor’s degree in chemistry from Nanjing University, China.

The Board of Directors believes that his demonstrated success and leadership as President and Chief Operating Officer of JA Solar and his depth of experience in technology companies will be of great value to DayStar as we move forward to commercialize DayStar’s CIGS thin-film technology.

PROPOSAL NO. 2

AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND TO MAINTAIN THE AUTHORIZED SHARES OF COMMON STOCK AT 120,000,000

The Board of Directors is seeking shareholder approval of an amendment to our Amended and Restated Certificate of Incorporation to give the Board of Directors authorization to 1) effect a reverse split ratio of between 1-for-5 and 1-for-9 shares of our common stock issued and outstanding (the “Reverse Split”, which ratio will be selected by the Board of Directors following stockholder approval and prior to the time of filing of a Certificate of Amendment with the Delaware Secretary of State, and 2) maintain the current authorized number of shares of our common stock at 120 million (the “Amendment”), without further approval of our shareholders, upon a determination by our Board of Directors that such Amendment is in the best interests of the Company and its shareholders, at any time up to 120 days following shareholder approval on this Proposal No. 2. The full text of the proposed Amendment is attached hereto as Appendix A.

The intention of the Board of Directors in effecting the Reverse Split would be to increase the stock price sufficiently above the $1.00 minimum bid price requirement that is required for continued listing on The NASDAQ Capital Market in order to sustain long term compliance with the NASDAQ listing requirements. The Board of Directors, in its sole discretion, can elect to abandon the Reverse Split in its entirety.

One principal effect of the Reverse Split would be to decrease the number of outstanding shares of our common stock. Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our shareholders since each shareholder would hold the same percentage of our common stock outstanding immediately following the Reverse Split as such shareholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares of common stock would not be affected by the Reverse Split.

Although the Reverse Split will not have any dilutive effect on our shareholders, the proportion of shares owned by our shareholders relative to the number of shares authorized for issuance will decrease because the Amendment maintains the current authorized number of shares of common stock at 120 million. The additional shares may be used for various purposes, including, without limitation, raising capital (including a potential rights offering), providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and expanding the Company’s business or product lines through the acquisition of other businesses or products. In order to support the Company’s projected need and timetable for additional equity capital and to provide flexibility to raise the capital necessary to finance ongoing operations, the Board of Directors believes the number of shares of Common Stock the Company is authorized to issue should be maintained at 120 million.

The Company currently intends to pursue a rights offering to existing stockholders, which would allow stockholders to purchase additional common shares based on their current pro rata ownership percentage in order to raise capital that will improve the Company’s financial condition, while giving existing stockholders the opportunity to limit ownership dilution. The exact size, timing, terms and conditions of the rights offering have not yet been determined by the Board of Directors. However, there is no guarantee that the Company will actually pursue a rights offering.

This proxy statement is not an offer to sell or the solicitation of an offer to buy the Company’s securities issuable in the rights offering. Offers and sales of securities issuable upon exercise of the rights in the rights offering will only be made by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and applicable state securities laws, on the terms and subject to the conditions set forth in such prospectus. In connection with the rights offering, the Company will file with Securities and Exchange Commission a registration statement. Once the registration statement becomes effective, the Company will mail the rights offering prospectus to holders of the Company’s common stock. The prospectus will contain important information about the rights offering. You should not make a decision to participate in the rights offering until you read the prospectus.

Even if this proposal is adopted, the Company will be required to obtain stockholder approval prior to the issuance of authorized stock, in certain circumstances, including if (1) the issuance would result in a change of control of the Company, (2) shares are issued to purchase the stock or assets of another company if a director, officer or substantial stockholder of the Company had a 5% or greater interest (or such persons had collectively a 10% or greater interest) in the company or assets to be acquired, or in consideration to be paid in the transaction, and certain other conditions applied, (3) greater than 20% of the Company’s common stock or voting power outstanding prior to the issuance of shares is issued, and (4) if shares are issued pursuant to a new or amended employee option plan.

The Reverse Split is not part of a broader plan to take the Company private.

Reasons for the Reverse Split

The Board of Director’s primary objective in proposing the Reverse Split is to raise the per share trading price of our common stock. The Board of Directors believes that by increasing the market price per share of our common stock, the Company may meet and maintain compliance with the NASDAQ listing requirements. The Board of Directors believes that the liquidity and marketability of our common stock will be adversely affected if it is not quoted on a national securities exchange as investors can find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock. The Board of Directors believes that current and prospective investors will view an investment in our common stock more favorably if our common stock remains quoted on The NASDAQ Capital Market.

The Board of Directors also believes that the Reverse Split and any resulting increase in the per share price of our common stock should enhance the acceptability and marketability of our common stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our common stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our common stock.

We cannot assure you that the Reverse Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Split the market price of our common stock will increase proportionately to reflect the ratio for the Reverse Split, that the market price of our common stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Split, or that we will be able to maintain our listing on The NASDAQ Capital Market.

NASDAQ Requirements for Continued Listing

The Company announced on September 18, 2009 that it received a letter from The NASDAQ Stock Market on September 15, 2009 providing notice that, for the last 30 consecutive trading days, the closing bid price per share for the Company’s common stock has been below the $1.00 minimum per share requirement for continued inclusion under NASDAQ Marketplace Rule 5550(a)(2). In accordance with NASDAQ Marketplace Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until March 15, 2010, to regain compliance by maintaining a closing bid price per share of $1.00 or higher for a minimum of 10 consecutive business days. Alternatively, the Company may be eligible for an additional grace period of 180 calendar days if the Company meets the initial listing standards, with the exception of bid price, for The NASDAQ Capital Market. During the 180 calendar day grace period, the Company’s stock price has not regained the $1.00 minimum bid price requirement that is required for continued listing on the NASDAQ Capital Market. Additionally, its market cap, from time to time, has been less than $15 million as required under the initial listing standards for the NASDAQ Capital Market.

The Board of Directors has considered the potential harm to the Company of a delisting from The NASDAQ Capital Market and believes it is in the best interests of the Company and its shareholders to effect the Reverse Split to potentially sustain long term compliance with the listing requirements of The NASDAQ Capital Market, including the $1.00 minimum bid price requirement.

Potential Disadvantages of a Reverse Stock Split

As noted above, the principal purpose of the Reverse Split would be to help increase the per share market price of our common stock by up to factor of nine. We cannot assure you, however, that the Reverse Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of common stock will increase the market price of our common stock, we cannot assure you that the Reverse Split will increase the market price of our common stock by a multiple equal to the number of pre-split shares, or result in any permanent increase in the market price of our stock, which is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Split, then the value of the Company as measured by our stock capitalization will be reduced, perhaps significantly.

The number of shares held by each individual shareholder would be reduced if the Reverse Split is implemented. This will increase the number of shareholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to shareholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing shareholders in the event they wish to sell all or a portion of their position.

Although the Board of Directors believes that the decrease in the number of shares of our common stock outstanding as a consequence of the Reverse Split and the anticipated increase in the market price of our common stock could encourage interest in our common stock and possibly promote greater liquidity for our shareholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split.

Effecting the Reverse Stock Split

If approved by shareholders at the annual meeting and our Board of Directors conclude that it is in the best interests of the Company and its shareholders to effect a reverse stock split, the Amendment will be filed with the Delaware Secretary of State. The actual timing of the filing of the Amendment with the Delaware Secretary of State to effect the Reverse Split will be determined by the Board of Directors but will be no later than 120 days following the approval of this Proposal No. 2. Also, if for any reason the Board of Directors deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Amendment, without further action by our shareholders. The Reverse Split will be effective as of the date of filing with the Delaware Secretary of State (the “Effective Time”). We will issue a press release and file a Form 8-K pre-announcing the filing of the Amendment at least 10 days prior to its effective filing date.

Upon the filing of the Amendment, without further action on the part of the Company or the shareholders, the outstanding shares of common stock held by shareholders of record as of the Effective Time would be converted into a lesser number of shares of common stock based on a reverse split ratio of one-for-five to one-for-nine. For example, if you presently hold 1,000 shares of our common stock, you would hold between 200 and 112 shares of our common stock following the Reverse Split.

Effect on Outstanding Shares, Options and Certain Other Securities

If the Reverse Split is implemented, the number of shares of our common stock owned by each shareholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our common stock owned by each shareholder will remain unchanged except for any de minimis change resulting from the payment of cash by the Company in lieu of any fractional shares that such shareholder would have received as a result of the Reverse Split. The number of shares of our common stock that may be purchased upon exercise of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our common stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the Effective Time.

Effect on Registration and Stock Trading

Our common stock is currently registered under the Securities Act of 1933, as amended, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our common stock.

If the proposed Reverse Split is implemented, our common stock will continue to be reported on The NASDAQ Capital Market under the symbol “DSTI” (although the letter “d” will be added to the end of the trading symbol for a period of 20 trading days from the effective date of the Reverse Split to indicate that the Reverse Split has occurred).

Fractional Shares; Exchange of Stock Certificates

The Board of Directors does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, we do not expect to issue certificates representing fractional shares. Shareholders of record who would otherwise hold a fractional share because the number of shares of common stock they hold before the Reverse Split is not evenly divisible by the split ratio will be entitled to have their fractional share rounded up to the next whole number.

As of February 24, 2010, the Company had 36 holders of record of the Company’s common stock (although the Company had significantly more beneficial holders). The Company does not expect the Reverse Split and the payment of cash in lieu of fractional shares to result in a significant reduction in the number of record holders. The Company presently does not intend to seek any change in its status as a reporting company for federal securities law purposes, either before or after the Reverse Split.

On or after the Effective Time, the Company will mail a letter of transmittal to each shareholder. Each shareholder will be able to obtain a certificate evidencing his, her or its post-Reverse Split shares only by sending the exchange agent the shareholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as the Company may require. Shareholders will not receive certificates for post-Reverse Split shares unless and until their old certificates are surrendered. Shareholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each shareholder payment in lieu of any fractional share and, if elected in the letter of transmittal, a new stock certificate after receipt of that shareholder’s properly completed letter of transmittal and old stock certificate(s). A shareholder that surrenders his, her or its old stock certificate(s) but does not elect to receive a new stock certificate in the letter of transmittal will hold that shareholder’s shares electronically in book-entry form with our transfer agent.

Certain of our registered holders of common stock hold some or all of their shares electronically in book-entry form with our transfer agent. These shareholders do not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a shareholder holds registered shares in book-entry form with our transfer agent, the shareholder will need to return a properly executed and completed letter of transmittal in order to receive any cash payment in lieu of a fractional share.

Shareholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as shareholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures and shareholders holding shares in street name should contact their nominees.

Shareholders will not have to pay any service charges in connection with the exchange of their certificates or the payment of cash in lieu of fractional shares.

Authorized Shares

If and when the Board of Directors elects to effect the Reverse Split, the Amendment will concurrently therewith maintain the authorized number of shares of the Company’s common stock at 120 million. Accordingly, there will be no reduction in the number of authorized shares of our common stock in proportion to the reverse stock split ratio. As a result, the proportion of shares owned by our shareholders relative to the number of shares authorized for issuance will decrease and the additional authorized shares of common stock will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by our shareholders, except as required by applicable laws and regulations. Because our common stock is traded on The NASDAQ Capital Market, shareholder approval must be obtained, under applicable NASDAQ rules, prior to the issuance of shares for certain purposes, including the issuance of shares of the Company’s common stock equal to or greater than 20% of the Company’s then outstanding shares of common stock in connection with a private refinancing or an acquisition or merger, unless an exemption is available from such approval. Such an exemption would be available if our Audit Committee authorized the filing of an application with NASDAQ to waive the shareholder vote requirement if it believed the delay associated with securing such vote would seriously jeopardize the financial viability of the Company and NASDAQ granted the Company such an exemption.

The additional shares of our common stock to be authorized will be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of our common stock presently issued and outstanding.

In accordance with our Certificate of Incorporation and Delaware law, the Company’s shareholders do not have any preemptive rights to purchase or subscribe for any of the Company’s unissued or treasury shares.

Anti-Takeover and Dilutive Effects

The purpose of maintaining our authorized common stock at 120 million after the Reverse Split is to facilitate our ability to raise additional capital to support our operations, not to establish any barriers to a change of control or acquisition of the Company. The common shares that are authorized but unissued provide our Board of Directors with flexibility to effect, among other transactions, public or private refinancings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by the Board of Directors, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Amendment would give our Board of Directors authority to issue additional shares from time to time without delay or further action by the shareholders except as may be required by applicable law or the NASDAQ rules. The Amendment is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company, nor does the Board of Directors have any present intent to use the authorized but unissued common stock to impede a takeover attempt.

In addition, the issuance of additional shares of common stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding common stock, depending on the circumstances, and would likely dilute a shareholder’s percentage voting power in the Company. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Our Board of Directors intends to take these factors into account before authorizing any new issuance of shares.

Accounting Consequences

As of the Effective Time, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our common stock outstanding.

Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular shareholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (a) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (b) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (c) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (“IRC”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of February 24, 2010. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

Each shareholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Split.

U.S. Holders. The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized upon the Reverse Split. Accordingly, the aggregate tax basis in the common stock received pursuant to the Reverse Split should equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the common stock received should include the holding period for the common stock surrendered.

A U.S. holder who receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share of our common stock. Such capital gain or loss should be long term capital gain or loss if the U.S. holder’s holding period for our common stock surrendered exceeded one year at the Effective Time. The deductibility of net capital losses by individuals and corporations is subject to limitations.

U.S. Information Reporting and Backup Withholding. Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the Reverse Split in the case of certain U.S. holders. In addition, U.S. holders may be subject to a backup withholding tax (at the current applicable rate of 28%) on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders. The discussion in this section is addressed to “non-U.S. holders.” A non-U.S. holder is a beneficial owner of our common stock who is a foreign corporation or a non-resident alien individual. Generally, non-U.S. holders will not recognize any gain or loss upon the Reverse Split. In particular, gain or loss will not be recognized with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment in the United States), (b) with respect to non-U.S. holders who are individuals, such non-U.S. holders are present in the United States for less than 183 days in the taxable year of the Reverse Split and other conditions are met, and (c) such non-U.S. holders comply with certain certification requirements.

In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the Reverse Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed

Vote Required

Adoption of the proposed Certificate of Amendment requires the affirmative vote of a majority of the outstanding Common Stock entitled to vote thereon. As a result, abstentions and broker non-votes will have the same effect as negative votes.

Text of Proposed Amendment and Restatement; Effectiveness

The text of the proposed Certificate of Amendment is set forth in Appendix A to this Proxy Statement. If adopted by the stockholders, the Certificate of Amendment will become effective upon its filing with the Secretary of State of the State of Delaware.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL TO AMEND THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO (1) EFFECT A REVERSE STOCK SPLIT AT A REVERSE SPLIT RATIO OF BETWEEN 1-FOR-5 AND 1-FOR-9, WHICH RATIO WILL BE SELECTED BY THE BOARD OF DIRECTORS PRIOR TO THE TIME OF FILING OF A CERTIFICATE OF AMENDMENT WITH THE DELAWARE SECRETARY OF STATE, AND (2) MAINTAIN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL NO. 3

RESTRUCTURING OF NOTES EXECUTED BETWEEN PETER A. LACEY AND THE COMPANY

Introduction

We entered into a series of Purchase Agreements (the “Prior Lacey Purchase Agreements”) with Mr. Peter A. Lacey in the aggregate principal amount of $675,000 as evidenced by those certain Secured Promissory Notes (the “Prior Lacey Notes”), dated December 2, 2009, December 17, 2009, December 31, 2009, and January 28, 2010. The Prior Lacey Notes had a six-month term and an interest rate of 20% per annum. Further details about the Prior Lacey Notes can be found on Current Reports on Form 8-K filed on December 9, 2009, December 23, 2009, January 7, 2010, and February 3, 2010.

We are asking our shareholders to approve the restructuring of the Prior Lacey Notes into the issuance to Mr. Lacey (1) a Second Secured Convertible Promissory Note (the “Second Secured Convertible Note”) in the principal amount of $675,000, which is convertible into 1,350,000 shares of common stock based on a conversion price of $0.50 per share and (2) an additional Warrant for the purchase of to 1,350,000 shares of common stock. This Second Secured Convertible Note has an interest rate of 10% per annum and is convertible, at the option of the holder, into shares of common stock. In addition, the maturity date will be extended until September 30, 2010. If the Company does not restructure the Prior Lacey Notes, it will be required to repay principal and accrued interest between June and August 2010. The requirement to repay these notes in the near future may reduce our ability to obtain financing. Since the restructured notes may be converted into common stock, shareholder approval of the restructured notes is required.

Mr. Lacey is currently Chairman of the Board of Directors of the Company. He currently beneficially owns 6,740,000 shares of the Company’s common stock as follows: 1) a convertible secured promissory note, held beneficially by TD Waterhouse RRSP Account 240832S, in trust for Peter Alan Lacey for up to 3,333,333 shares of common stock; 2) two warrants, held beneficially by TD Waterhouse RRSP Account 240832S, in trust for Peter Alan Lacey, in the aggregate amount of 3,166,667 shares of common stock; 3) director compensation comprising a) an option to purchase 100,000 shares of common stock at a strike price of $0.40 per share and b) a restricted stock unit for up to 100,000 shares of common stock, each are 50% vested as of January 25, 2010 and will fully vest June 30, 2010; and 4) 40,000 shares of common stock held prior to Mr. Lacey becoming an affiliate of the Company. The convertible secured promissory note and the two warrants listed above were issued to Mr. Lacey pursuant to a purchase agreement dated September 21, 2009, under which those instruments were purchased for $2 million.

This Introduction is a brief summary of some of the principal terms of the restructured note. A more detailed description is contained below in this Proxy Statement. These summaries are not complete, and are qualified in their entirety by reference to the full text of the agreements, each of which is attached to this Proxy Statement as Appendix B. Amended and Restated Purchase Agreement; Appendix C. Second Secured Convertible Promissory Note; Appendix D. Third Warrant; Appendix E. Amended and Restated Security Agreement; Appendix F. Registration Rights Agreement; and Appendix G. Intercreditor Agreement. You should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Reasons for the Prior Lacey Notes

The principal reason for the Prior Lacey Notes was to provide the Company with (i) operating capital and (ii) funding of the Company’s ongoing research and development and related business operations as the Company completed interim financing activities.

Why We Need Shareholder Approval

As a NASDAQ listed company, we are subject to the Marketplace Rules of the National Association of Securities Dealers. Under Marketplace Rule 5635 (b), we must obtain shareholder approval for a transaction involving the issuance of shares of common stock if the issuance or potential issuance will result in a change of control of the Company. For purposes of this rule, Nasdaq considers a change of control to occur if the issuance may result in ownership of 20% or more of the outstanding shares on a post transaction basis. Under Marketplace Rule 5635 (c), we must obtain shareholder approval for the issuance of shares to directors or officers of the Company in certain circumstances, such as may be perceived as equity compensation. Under Marketplace Rule 5635 (d), we must obtain shareholder approval for the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

If this Proposal 3 is approved, Mr. Lacey’s beneficial ownership is estimated to be 21.6% on a post transaction basis. As discussed below, while the Warrant is priced at a slight premium to the book value of our shares, the Secured Convertible Promissory Note is priced at a discount to the greater of book value or market value. Additionally, Mr. Lacey is currently a director of the Company and Chairman of our Board of Directors. Because the conversion of the Note and the Warrant may result in the issuance of more than 20% of our common stock outstanding on February 12, 2010 on a pre-transaction basis at less than the greater of book value or market value, we are seeking shareholder approval in order to satisfy Rule 5635 (b). As Mr. Lacey is currently a director of the Company, we are seeking shareholder approval in order to satisfy Rule 5635(c). Finally, because the conversion of the Note and the Warrant may result in the issuance of more than 20% of our common stock outstanding on February 12, 2010 on a post transaction basis, we are seeking shareholder approval in order to satisfy Rule 5635 (d).

If we do not obtain shareholder approval, we will be forced to repay the Prior Lacey Notes in cash that we need to sustain the Company.

Proposed Restructured Note

We entered into the Prior Lacey Purchase Agreements with Mr. Peter A. Lacey in the aggregate principal amount of $675,000 as evidenced by the Prior Lacey Notes. The Prior Lacey Notes have a six-month term and an interest rate of 20% per annum. The following are the key terms of the proposed Second Secured Convertible Promissory Note.

Amended and Restated Purchase Agreement

The Amended and Restated Purchase Agreement provides for the conversion of Mr. Lacey’s prior cash notes into a secured convertible promissory note, which is in the aggregate principal amount of $675,000, and the issuance to Mr. Lacey of a Warrant to purchase Shares. The Amended and Restated Purchase Agreement contains representations and warranties of the Company and Mr. Lacey which are typical for transactions of this type. The representations and warranties made by the Company in the Securities Purchase Agreement are qualified by reference to certain exceptions contained in disclosure schedules that will be delivered to Mr. Lacey as part of the restructured Note. Accordingly, the representations and warranties contained in the Amended and Restated Purchase Agreement should not be relied upon by third parties who have not reviewed those disclosure schedules.

The Securities Purchase Agreement contains covenants on the part of the Company which are typical for transactions of this type, as well as the following covenants:

•	the obligation to use the proceeds for working capital purposes;

•

the obligation that the securities are duly authorized and, when issued and paid for in accordance with this Agreement, the Security Agreement, the Note and the Warrant, will be duly and validly issued, fully paid and nonassessable (as applicable), and free and clear of all liens; and

•	the obligation that the Company will issue Mr. Lacey a security agreement, and that the security interest will be pari passu with other bridge lenders.

The Second Secured Convertible Promissory Note

The Second Secured Convertible Note has an aggregate principal amount of $675,000 and is convertible into 1,350,000 shares of the Company’s Common Stock at an initial conversion price of $0.50 per share, subject to adjustment (the “Conversion Price”). The Second Secured Convertible Note will mature in six months (to be coterminous with other bridge loans), which if approved by the shareholders will be September 30, 2010 (the “Maturity Date”), unless extended in the Holder’s discretion. The Note bears interest at the rate of 10% per annum, which rate is increased to 18% upon the occurrence of an event of default under the Note.

Repayment of Principal

The principal amount of the Note is to be repaid by either conversion of the Note into shares of the Company’s Common Stock or cash, at the option of the Holder. Any Shares issued in satisfaction of the repayment of principal or interest will be valued at the lower of the Conversion Price or the adjusted conversion price in a Future Issuance (as defined in the Amended and Restated Note).

Payment of Interest

Interest on the Note is payable at the Maturity Date of the Note. If the Holder elects to convert this Note prior to the Maturity Date at a price less than $0.50 per share, and on the Maturity Date the Company’s five-day volume weighted average price (the “VWAP”) is less than $0.50 and Holder by this conversion has not been compensated for the original principal amount of the Note plus interest accrued thereon, the Company will pay the holder unpaid principal and accrued and unpaid interest in cash.

Conversion Rights

The Note is convertible at the option of the holder into shares of the Company’s Common Stock at an initial conversion price of approximately $0.50 per share, subject to adjustment for stock splits, combinations or similar events. The conversion price is also subject to an anti-dilution “weighted average” adjustment which, in the event that the Company is deemed to be issuing certain securities to its shareholder at a price lower than the VWAP, then applicable conversion price is reduced in the same ratio as the price offered to the Company’s shareholders to VWAP.

The Note contains certain limitations on optional and mandatory conversion. For example, it provides that no conversion may be made if, after giving effect to the conversion, the Holder would own in excess of 19.99% of the Company’s outstanding shares of Common Stock and the Company has not obtained shareholder approval.

The Note imposes penalties on the Company for any failure to deliver any shares of its Common Stock issuable upon conversion.

Payment in the Event of a Merger or Acquisition

If the event of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation) or any sale, lease or conveyance to another corporation of the property of Company as an entirety or substantially as an entirety, in either case while any principal or accrued interest remains outstanding under the Note for less than $0.75 per share (“Sale Price”), then at Holder’s election, the Company will pay Holder additional sum up to a maximum of $337,500 in addition to any cash amounts payable for principal or accrued interest after conversion of the Note. This payment is to make Holder whole for its lost expectation of profit if the Company had continued as an independent entity.

Events of Default

The Note contains a variety of events of default which are typical for transactions of this type.

If there is an event of default, then the Holder may accelerate the maturity of the Note and all principal and unpaid accrued interest that has not been converted into Common Stock shall become due and payable, and, at any time thereafter, Holder may proceed to collect such unconverted principal and accrued interest and/or proceed with its remedies under any collateral document.

Covenants

The Note contains a variety of covenants on the part of the Company, which are typical for transactions of this type.

Warrant

The Warrant entitles Mr. Lacey to purchase up to an aggregate of 1,350,000 shares of the Company’s Common Stock for a period of seven years at an exercise price of $0.80 per share. The Warrants provide for exercises for cash as well as for cashless exercises under certain conditions.

Similar to the Note, the Warrants require payments to be made by the Company for failure to deliver the shares of Common Stock issuable upon exercise. It also contains similar limitations on exercise, including the limitation that the Investor may not convert the Warrant into shares of common stock unless the Company determines that 1) such exercise does not require shareholder approval or 2) if shareholder approval is required, the Company has obtained such approval.

Anti-Dilution Protection

The exercise price of the Warrants and the number of shares issuable upon exercise of the Warrants are subject to adjustments for stock splits, combinations or similar events. Moreover, in the event that the Company issues additional shares of outstanding Common Stock in the form of a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective day thereof, the number of Warrant Shares shall be increased in proportion to such increase in outstanding shares and the then applicable Purchase Price shall be correspondingly decreased. Alternatively, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split, or reclassification of shares of Common Stock or other similar event, then, after the effective date of such consolidation, combination or reclassification, the number of Warrant Shares shall be decreased in proportion to such decrease in outstanding shares and the then applicable Purchase Price shall be correspondingly increased.

Change of Control

Upon the occurrence of a transaction involving a change of control, the holder of the Warrant will have the right to have shares of common stock of the acquiring company issued in lieu of shares of common stock of the Company.

Amended and Restated Security Agreement

The Amended and Restated Security Agreement replaces the prior security agreements executed between Mr. Lacey and the Company. The amended security agreement specifies that for Mr. Lacey and a syndicate of bridge lenders, each party is entitled to pari passu treatment of the collateral of the Company up to $4.675 million for 120 days after closing the bridge syndicate. The Amended and Restated Security Agreement also specifies that all bridge loans will be coterminous and any cash payments are to be made pari passu.

Registration Rights Agreement

The Registration Rights Agreement requires the Company to file a registration statement with the SEC for the resale of 2,700,000 Shares. The registration statement must be filed within 45 days after the earliest of the Company obtaining stockholder approval of the issuance of Common Stock under the Warrant and Note, obtaining a letter from Nasdaq exempting the Company from obtaining such shareholder approval, or determining that such stockholder approval is not required, file a Registration Statement under the Securities Act covering the sale or other distribution of all or any portion of the Registrable Securities pursuant to Rule 415 under the Securities Act.

Shares Issuable Pursuant to this Transaction

The maximum number of Shares issuable by the Company pursuant to this transaction if our shareholders approve Proposal No. 3 is 2,700,000 Shares. These shares, along with Mr. Lacey’s prior holdings, would result in his beneficial ownership of approximately 21.6% of the Company’s outstanding Shares on the closing date of the transaction.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the restructuring of the Prior Lacey Notes.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends that you vote “FOR” Proposal No. 3.

PRINCIPAL EFFECTS OF APPROVAL OR NON-APPROVAL

If the shareholders approve Proposal No. 3, the Company can retain for use in the Company’s operations, the net proceeds received from the Prior Lacey Notes described in this Proxy Statement and previous filings and proceeds from any future financing activities.

If the shareholders do not approve Proposal No. 3, the Company may not restructure the Prior Lacey Notes into the Second Secured Convertible Note. The consequence would be that the Company would have to repay all of the Prior Lacey Notes in cash. In that event, there would be a substantial risk that the Company may not have sufficient capital to finance anticipated operational activities in 2010 and may have to reduce or eliminate some or all of our operations, which would have a significant negative effect on the Company, our operations and our prospects.

PROPOSAL NO. 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Hein & Associates LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Hein & Associates LLP has audited the Company’s financial statements since 2003. Representatives of Hein & Associates LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Hein & Associates LLP as the Company’s independent auditors. However, the Audit Committee of the Board is submitting the selection of Hein & Associates LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services

The following table shows the fees paid or accrued for the audit and other services provided by Hein & Associates LLP for 2009 and 2008.

	FY 2008	FY 2009
Audit Fees	$201,898
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—

Total	$201,898

Audit services of Hein & Associates LLP for fiscal 2008 and 2007 consisted of the annual examination of our financial statements, quarterly reviews of the interim financial statements included in our reports on Form 10-Q, and procedures required in conjunction with Section 404 of the Sarbanes Oxley Act of 2002.

Pre-Approval Policies and Procedures.

The Audit Committee has adopted policies and procedures to pre-approve all services to be performed by Hein & Associates. Specifically the committee’s policy is to pre-approve the use of Hein & Associates for audit services as well as detailed, specific types of services within the categories of audit-related and non-audit services described above: and procedures required to meet certain regulatory requirements. The committee will not approve any service prohibited by regulation and does not anticipate approving any service in addition to the categories described above. In each case, the committee’s policy is to pre-approve a specific annual budget by category which the company anticipates obtaining from Hein & Associates, and has required management to report the actual fees (versus budgeted fees) to the committee on a periodic basis throughout the year. In addition, any new, unbudgeted engagement for audit services or within one of the other pre-approved categories described above must be pre-approved by the committee or its chair. All of the services described above were approved in advance by the Audit Committee.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Hein & Associates LLP.

The Board of Directors recommends a vote FOR the ratification of the selection of Hein & Associates LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS

If a stockholder intends to present a proposal for inclusion in the Company’s proxy materials for the 2010 Annual Meeting of Stockholders, the proposal must 1) comply with stockholder eligibility and other requirements of the Securities and Exchange Commission’s rules governing the proposal; and 2) be received by the Company’s Secretary at the Company’s principal executive offices at 2972 Stender Way, Santa Clara, CA 95054 in compliance with the Company’s Amended and Restated Bylaws as they are in effect prior to the Annual Meeting. For a stockholder proposal to be timely, a stockholder must cause notice of such proposal be delivered to the Company’s secretary at the principal executive offices of the Company not later than the close of business on [DATE] nor earlier than the close of business on [DATE]; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposed to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-4(d) thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees. Stockholders are also advised to review the Company’s Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Any stockholder wishing to communicate with the Board of Directors, or one or more members, may do so by addressing his, her or its written correspondence to DayStar Technologies, Inc., Board of Directors, c/o Secretary, 2972 Stender Way, Santa Clara, CA 95054. The Company’s Secretary will promptly forward all such communications to the specified addressees.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

During 2009, the Board of Directors held 20 meetings. No director attended fewer than 75% of the total number of meetings of the Board of Directors and the committees of which he or she was eligible to attend. The Board of Directors does not currently have a policy with regard to the attendance of board members at its Annual Meeting of stockholders.

The Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. The Board of Directors has determined that a majority of its directors presently meet the independence standards under the applicable Nasdaq rules. These directors are Messrs. Fitzgerald, Green, Lacey, Sun, and Tonsoo. Mr. Tonsoo is not standing for re-election at the shareholders’ meeting.

Audit Committee

The Audit Committee currently consists of Messrs. Jonathan Fitzgerald (Chairman), Kang Sun and Robert Tonsoo, with Mr. Fitzgerald as the audit committee financial expert. All of the Audit Committee members are currently independent, as defined under the audit committee structure and membership requirements rules applicable to companies listed on the NASDAQ Capital Market. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on the Company’s website at www.daystartech.com/committees.cfm. The function of the Audit Committee is to review the performance of and to appoint the Company’s independent public accountants, to review and approve the scope and proposed cost of the yearly audit, to review the financial information provided to stockholders and others, to review the Company’s internal controls, and to consult with and review recommendations made by the Company’s independent public accountants with respect to financial statements, financial records and internal controls, and to make such other recommendations to the Board of Directors as it deems appropriate from time to time. The Audit Committee met four times during 2009, and at that time consisted of Messrs. Flannery (through third quarter 2008), Aldrich, Nevins (beginning third quarter 2008), and Schecter, who was chairman and financial accounting expert.

Compensation Committee

The Compensation Committee currently consists of Messrs. Richard Green (Chairman), Peter Lacey, and Jonathan Fitzgerald. The Compensation Committee considers recommendations of the Company’s management regarding the compensation of the senior executives of the Company, considers management’s proposals regarding stock incentive grants and administers the Company’s Equity Incentive Plan. The Compensation Committee operates under a written charter, a copy of which is available on the Company’s website at www.daystartech.com/committees.cfm. The Compensation Committee met three times during 2009, and at that time consisted of Messrs. Aldrich (Chairman), Flannery (beginning third quarter 2008), Graves, and Ms. Kelley Waters (through third quarter 2008).

Nominating and Governance Committee

The Nominating and Governance Committee currently consists of Messrs. Peter Lacey (Chairman) and Richard Green. All of the members of the Nominating and Governance Committee are independent, as defined under the rules applicable to companies listed on the NASDAQ Capital Market. The function of the Nominating and Governance Committee is (a) assisting the Board in determining the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the specific needs of the Company and the Board of Directors; (b) ascertaining whether such candidates are “Independent” to the extent required by applicable National Association of Securities Dealers, Inc. (“NASD”) and Securities and Exchange Commission (the “Commission”) regulations; (c) identifying, interviewing, and certifying qualified candidates as potential Board members; (d) proposing nominees for election by the stockholders at the Annual Meeting of Stockholders to the Board; (e) proposing prospective director candidates in the event a vacancy exists or occurs on the Board or upon the occurrence of a change in Board composition requirements to the Board; (f) reviewing, evaluating, interviewing, and certifying candidates nominated by stockholders for election to the Board of Directors; (g) notifying stockholders of the source of candidates proposed for the Board of Directors; (h) reviewing the conduct of Board meetings and the adequacy and timeliness of information provided to Board members for meetings; (i) developing plans regarding the size and composition of the Board and its committees; (j) evaluating Board performance; (k) reviewing and assessing management succession plans for the Board; (l) advising, developing and recommending to the Board a set of corporate governance policies and principles applicable to the Company and reviewing established corporate governance guidelines of the Board at least annually and monitoring and making recommendations to the Board with respect to the corporate governance principles applicable to the Company; (m) assisting the Board in implementing those practices; (n) overseeing the evaluation of the management of the Company; and (o) such other functions as the Board may from time to time assign to the Committee. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board and the Company’s management. The Committee serves under a charter, a current copy of which is available on the Company’s website at www.daystartech.com/committees.cfm. The Nominating and Governance Committee met one time during 2009.

The Company receives suggestions for potential director nominees from many sources, including members of the Board, advisors, and stockholders. Any such nominations, together with appropriate biographical information, should be submitted to the Company in accordance with the Company’s policies governing submissions of nominees discussed below. Any candidates submitted by a stockholder or stockholder group are reviewed and considered in the same manner as all other candidates.

Qualifications for consideration as a board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting the Company, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Company matters. The Nominating and Governance Committee seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and its stockholders. The independent directors, in addition to any other board members as may be desirable, evaluate potential nominees, whether proposed by stockholders or otherwise, by reviewing their qualifications, reviewing results of personal and reference interviews and reviewing such other information as may be deemed relevant.

Candidates whose evaluations are favorable are then recommended by the Nominating and Governance Committee for selection by the full Board. The Board then selects and recommends candidates for nomination as directors for stockholders to consider and vote upon at the annual meeting.

The Company does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

Stockholder Nominations for Directors

A stockholder wishing to nominate a candidate for election to the Company’s Board of Directors at any annual meeting at which the Board of Directors has determined that one or more directors will be elected shall submit a written notice of his or her nomination of a candidate to the Company’s Secretary at the Company’s principal executive offices. The submission must be received at the Company’s principal executive offices within the timeframe set forth above in “Stockholder Proposals and Communications”.

In order to be valid, a stockholder’s notice to the Secretary must set forth (i) the name and address of the stockholder, as they appear on the Company’s books, as well as the stockholder’s business address and telephone number and residence address and telephone number; (ii) the class and number of shares of the Company which are beneficially owned by the nominating stockholder; (iii) the name, age, business address and residence address of each nominee proposed in the notice; (iv) any relationship of the nominating stockholder to the proposed nominee; (v) the principal occupation or employment of the nominee; (vi) the class and number of shares of the Company stock beneficially owned by the nominee, if any; (vii) a description of all arrangements or understandings between the stockholder and each nominee and any other persons pursuant to which the stockholder is making the nomination; and (viii) any other information required to be disclosed in solicitations of proxies for election of directors or information otherwise required pursuant to Regulation 14A under the ‘34 Act, as amended, relating to any person that the stockholder proposes to nominate for election as a director, including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

AUDIT COMMITTEE REPORT AND RELATED MATTERS

The information contained in this report shall not be deemed to be soliciting material, or to be filed with, or incorporated by reference in future filings with, the Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The Audit Committee of the Board of Directors of the Company for fiscal year 2008 and 2009 was composed of three non-employee directors who meet the independence standards defined in Rule 4200(a)(15) under the Marketplace Rules of the NASDAQ and the applicable rules of the Commission. The members of the Audit Committee in 2008 were Scott M. Schecter, Chair, Robert G. Aldrich, and Richard Nevins. In 2009, the Audit Committee operates under a written charter adopted by the Board of Directors which can be found under the heading “Audit Committee Charter” on the company website at http://www.daystartech.com/committees.cfm. The Board of Directors has also determined that Mr. Schecter qualifies as an “audit committee financial expert,” as defined in applicable Commission rules. The Board made a qualitative assessment of Mr. Schecter’s level of knowledge and experience based on a number of factors, including his 1) understanding of generally accepted accounting principles and financial statements; 2) ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; c) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements; and 4) understanding of internal control over financial reporting and audit committee functions. Mr. Schecter’s designation by the Board as an “audit committee financial expert” is not intended to be a representation that he is an expert for any purpose as a result of such designation, nor is it intended to impose on him any duties, obligations, or liability greater than the duties, obligations or liability imposed on him as a member of the Audit Committee and the Board in the absence of such designation.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and Hein & Associates LLP, the independent registered public accountants of the Company. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited financial statements with management and the Company’s independent registered public accountants. The Audit Committee discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

The Company’s independent public accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the Company’s independent public accountants that firm’s independence and considered whether the non-audit services provided by the Company’s independent public accountants were compatible with maintaining the independence of such independent public accountants.

Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representations of management and the report of the independent public accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Commission.

The Audit Committee of the Board of

Directors for 2009 & 2010

Jonathan Fitzgerald, Chair

Kang Sun

Robert Tonsoo

EXECUTIVE OFFICERS

The executive officers of DayStar (all of whom serve at the pleasure of the Board of Directors), their ages, and the position or office held by each, are as follows:

Name	Age	Position(s)
Magnus Ryde	54	Chief Executive Officer
Patrick J. Forkin III	51	Sr. Vice President, Corporate Development & Strategy
Robert E. Weiss	53	Chief Technology Officer

Biographical information for our Chief Executive Officer, Magnus Ryde, is contained in the section captioned “Directors” in Proposal 1 of this proxy statement.

Patrick J. Forkin III CPA. Mr. Forkin was appointed as DayStar’s Senior Vice President of Corporate Development and Strategy in July 2009. He joined DayStar in September 2008. Mr. Forkin, brings over 25 years of senior level experience in renewable energy equity research, corporate finance, mergers and acquisitions and strategic planning. He has extensive experience providing strategic and investment research to large institutional investors and private equity firms. Immediately prior to joining DayStar, Mr. Forkin was senior vice president, equity capital markets at Tejas Securities Group, Inc., where he specialized in solar photovoltaics, energy technology and other renewable sectors. Earlier in his career, Mr. Forkin was a Senior Manager with the public accounting firm of Deloitte & Touché for 9 years and managed the Corporate Finance Group of Deloitte’s St. Louis office for 5 years. While with Deloitte, Mr. Forkin participated on national due diligence engagement teams representing two of the largest LBO firms in the country, Kohlberg, Kravis, Roberts & Co. (“KKR”) and Forstmann, Little & Co. Mr. Forkin earned his Bachelor of Science in Accountancy at the University of Illinois, Champaign. He is also a Certified Public Accountant.

Robert E. Weiss. Mr. Weiss has served as our Chief Technology Officer since May 2007. He initially joined us in January 2006 as Director of the Equipment Development Group and served as our Vice President of Advanced Technologies from March 2006 to May 2007. From September 2005 to January 2006, he served as a consultant to us. From 1992 to 2005, he was with Intevac, Inc., a supplier of thin film deposition manufacturing equipment, most recently serving as Chief Technology Officer, where he led hardware and process development teams in commercializing tools used in the production of plasma and polysilicon displays, hard disks, and low light cameras. Mr. Weiss has a B.A. in English and Psychology from Grinnell College, Iowa.

Director Compensation

Effective January 1, 2008, our director compensation policy was revised to be more reflective of the compensation practices of our peer companies. Under the revised policy, upon election to the board, non-employee directors receive an automatic grant of a fully vested option to purchase 10,000 shares of our common stock. Additionally, at the beginning of each fiscal year, each non-employee director receives a fully vested option to purchase 10,000 shares of our common stock and a grant of 10,000 fully vested shares of common stock. Both the stock options and unrestricted shares are subject to our Equity Incentive Plan rules and SEC Rule 144, where applicable.

Under the current policy, each non-employee director received an annual retainer of $15,000 payable quarterly in advance, plus a $1,000 meeting fee for each meeting of the board of directors or a board committee meeting the director attends. In addition, the committee members receive retainers, payable quarterly in arrears, as follows: 1) audit committee chairman $6,000 and members $3,000; 2) compensation committee chairman $4,000 and members $2,000; and 3) nominating and governance committee chairman $2,000 and members $1,000. The audit committee also receives meeting fees of $2,000 for the chairman and $1,000 for each member. The compensation, nominating and governance, and executive committee chairmen and members each receive $1,000 per meeting, payable quarterly in arrears. Our chairman does not receive any additional compensation.

In order to preserve our cash resources, effective July 1, 2009, the Board of Directors agreed to accept restricted stock unit (“RSU”)’s in lieu of cash payments for board and committee meeting fees. Under this arrangement each board member received 50,000 RSUs in lieu of cash fees for the remainder of their current term. As of January 25, 2010, the compensation arrangements for the independent board members for 2010 is an option to purchase 100,000 of the Company’s common stock and 100,000 RSUs. As was the policy of the previous board, these equity grants are in lieu of cash fees for 2010.

The following Director Compensation Table summarizes the compensation of our non-employee directors for services rendered to DayStar during the year ended December 31, 2009:

Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Stock Unit Awards(2)	Option Awards(3)	Total
Robert G. Aldrich(4)	$30,000	$10,000	$—	$7,300	$172,300
Kevin S. Flannery(5)	21,500	10,000	41,000	7,300	79,800
Randolph A. Graves, Jr(6)	24,000	10,000	36,000	7,300	77,300
Richard Nevins(7)	26,000	10,000	30,500	7,300	73,800
Scott M. Schecter(7)	30,000	10,000	30,500	7,300	77,800
Robert Tonsoo(8)	—	—	—	7,300	7,300
Francis J. Maher(8)	—	—	—	7,300	7,300
Wen Hung Tsai(9)	—	—	—	7,300	7,300

(1)	Represents total fair market value of stock awards on grant date.
(2)	Represents total fair market value of stock unit awards on issuance date.
(3)	Represents fair market value of options granted during the year ended December 31, 2009, calculated using the Black-Scholes option pricing model and related assumptions as disclosed in Note 4, Share Based Compensation, of our financial statements.
(4)	Dr. Aldrich resigned on October 20, 2009.
(5)	Mr. Flannery resigned on September 21, 2009.
(6)	Dr. Graves resigned on September 27, 2009.
(7)	Messrs. Nevins and Schecter resigned on September 14, 2009.
(8)	Messrs. Tonsoo, Maher and Tsai joined the board on September 21, 2009.
(9)	Messrs. Tsai resigned on October 3, 2009.

There were additional board members who joined in 2009 who did not receive compensation in 2009. Mr. Peter A. Lacey joined the Board on September 21, 2009. Mr. Richard Green and Mr. Jonathan Fitzgerald joined the Board on November 9, 2009 and Dr. Kang Sun joined the Board on November 17, 2009.

In addition to the fees listed above, we reimburse the directors for their travel expenses incurred in attending meetings of the Board or its committees, as well as for fees and expenses incurred in attending director education seminars and conferences. The directors do not receive any other compensation or personal benefits.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth certain information regarding the compensation of our named executive officers for services rendered in all capacities to DayStar during the year ended December 31, 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Stock Awards ($)			Option Awards ($)			Non-Stock Incentive Plan Comp. ($)		All Other Comp. ($)			Total ($)
William S. Steckel CEO & CFO	2009 2008	$ $	236,123 124,615	$ $	207,500 664,500	(2) (1)	$ $	— 846,082	(3)	$ $	— —	$ $	50,838 32,453	(4) (5)	$ $	494,461 1,667,650

Robert E. Weiss Chief Technology Officer	2009 2008	$ $	283,696 246,000	$ $	207,500 871,000	(2) (1)	$ $	— 573,300	(3)	$ $	— —	$ $	7,606 7,624	(4) (5)	$ $	498,802 1,697,924

Patrick J. Forkin III Sr. VP Corp Dev. & Strategy	2009 2008	$ $	225,346 58,962	$ $	186,750 210,000	(2) (1)	$ $	— 364,500	(3)	$ $	— —	$ $	18,987 4,696	(4) (5)	$ $	431,083 638,158

Stephan J. DeLuca Chief Executive Officer	2009 2008	$ $	216,049 251,923	$ $	— 547,500	(1)	$ $	— 423,000	(3)	$ $	— —	$ $	22,822 43,674	(4) (5)	$ $	238,870 1,266,097

Robert G. Aldrich Chief Executive Officer	2009		$183,000		$207,500	(2)		$—			$—		$—			$390,500

(1)	Represents the total fair market value on the date of grant, of restricted stock granted during the year ended December 31, 2008. Fiscal year 2008 restricted stock awards vest one-third per year beginning on the vesting commencement date, with the exception of a restricted stock award granted to Mr. Weiss on July 22, 2008, with a fair market value of $340,000 that fully vested on December 29, 2008. Amounts listed do not represent the actual current fair value of the shares granted.
(2)	Represents the total fair market value on the date of grant, of restricted stock units granted during the year ended December 31, 2009. These restricted stock units vested on February 28, 2010 with the exception of Mr. Steckel and Mr. Aldrich. Mr. Steckel’s restricted stock units vested on February 15, 2010 and Mr. Aldrich’s restricted stock units vested on October 20, 2009.
(3)	Represents fair market value of options granted during the year ended December 31, 2008, calculated using the Black-Scholes option pricing model and related assumptions as disclosed in Note 4, Share Based Compensation, of our financial statements.
(4)	All other compensation for 2009 consists of medical premiums paid by us and relocation costs.

	Medical Premiums	Relocation Costs
William Steckel	$18,838	$32,000
Robert Weiss	7,606	—
Patrick Forkin	18,987	—
Stephan J. DeLuca	16,822	6,000

(5)	All other compensation for 2008 consists of medical premiums paid by us and relocation costs.

	Medical Premiums	Relocation Costs
William Steckel	$13,088	$19,365
Robert Weiss	7,624	—
Patrick Forkin	4,696	—
Stephan J. DeLuca	13,674	30,000

Employment, Severance, and Change-in-Control Agreements

Each executive officer serves at the discretion of our board of directors. We have entered into employment contracts with all of our executive officers with initial terms of three-years. The agreements automatically extend for subsequent one-year periods on the anniversary date unless either party gives the other 90 days written notice prior to the anniversary date of the intent not to renew the agreement. Under the employment agreement, the executive officer is entitled to participate in an annual bonus and management incentive program and to benefits offered to other similarly situated employees as established by the Board from time to time.

Magnus Ryde

Mr. Ryde joined us as Chief Executive Officer on February 15, 2010. His base salary is $300,000. However, during the period through December 31, 2010, the Company may, at its sole option, defer up to one-half of the base salary payments with such deferred payments due and payable in full upon the earlier to occur of : (i) the consummation of a capital raising transaction or (ii) December 31, 2010. The agreement has an initial term of three years and automatically extends for subsequent one-year periods on the anniversary date unless either party gives the other 90 days written notice prior to the anniversary date of the intent not to renew the agreement.

Patrick J. Forkin III

We entered into an amended and restated employment agreement with Patrick Forkin as our Sr. Vice President, Corporate Development & Strategy on July 9, 2009. His base salary was $240,000. The agreement has an initial term of three years and automatically extends for subsequent one-year periods on the anniversary date unless either party gives the other 90 days written notice prior to the anniversary date of the intent not to renew the agreement.

Robert E. Weiss

On April 3, 2006, we entered into an employment agreement with Robert E. Weiss, as our Vice President, Equipment Division, effective on April 1, 2006. His base salary was $175,000. The agreement has an initial term of three years and automatically extends for subsequent one-year periods on the anniversary date unless either party gives the other 90 days written notice prior to the anniversary date of the intent not to renew the agreement. Mr. Weiss was appointed Chief Technology Officer in May 2007. On July 22, 2008, the Compensation Committee approved a change in compensation for Mr. Weiss. Effective August 1, 2008, Mr. Weiss’s annual base salary increased to $285,000.

The agreement with Mr. Weiss was amended in December 2008 to clarify the manner in which the agreement complies with recent changes to applicable tax laws, including Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). In particular, the Restated Employment Agreement (i) exempts the arrangements from the Code, and (ii) provides a “back stop” to implement a 6-month delay in payment if the revised arrangements are, in the future, deemed to be “deferred compensation” for purposes of the Code.

Under the agreement, the Non-Renewal severance consists of (i) a pro-rata portion of the Executive’s Regular Severance pay; (ii) payment of premiums for continued medical and any other applicable health insurance coverage under COBRA; and (iii) the vesting of a pro-rata portion of any unvested equity compensation awards that would have vested within twelve months of the termination date.

Payments Upon Termination or Change in Control

Each named executive officer may terminate his employment agreement for “good reason”. We may terminate each agreement at any time for “cause” or in the event of the named executive officer’s disability or death. If we terminate for “cause”, the named executive officer’s obligations cease after a specific termination procedure process. If we terminate “without cause” or the named executive officer terminates for “good reason”, the named executive officer is entitled to one year base salary, the amount of incentive compensation paid in the prior year under the applicable incentive program, and vesting of restricted stock, warrants, or options that would vest over the 12 months immediately following the cessation of employment. In the event that the agreement is terminated because of death, all obligations to the named executive officer immediately cease, except for benefits accrued to date. In the event of disability preventing the named executive officer from substantially performing his duties, we may terminate for “cause.”

If the named executive officer’s contract is terminated (or, in Mr. Ryde’s case, if he elects to terminate his contract) after a “change in control”, the named executive officer is entitled to a multiple of base salary, plus the target amount of incentive pay under the management incentive program. In addition, all unvested warrants, options or restricted stock then held by executive, if any, shall vest automatically on the termination of executive’s employment. Mr. Ryde’s multiple is 2.5, and Mr. Forkin and Mr. Weiss’s multiple is 2.0. A “change in control”, as defined, includes (a) a consolidation or merger in which the Company is not the continuing or surviving corporation, (b) a recapitalization in which any person becomes the 50% owner and 50% of the membership of the board of directors changes commensurate with the transaction, (c) any transaction in which substantially all the assets of the corporation are to be liquidated, and (d) any person becoming the beneficial owner of more than 50% of our voting power. Each Agreement contains an eighteen month non-solicitation provision that restricts each named executive officer from directly or indirectly soliciting our current employees or key suppliers to engage in a business relationship with any person or entity that engages in or plans to engage in the design, development, invention, implementation, application, manufacture, production, marketing, sale or license of any product or service in the direct competition with the Company’s products or services. For purposes of the agreement, our products or services are defined as CIGS-based PV products manufactured by a continuous process and/or on a flexible media. For purposes of the agreement, our products or services are defined as CIGS-based PV products manufactured by a continuous process and/or on a flexible media.

Under the agreement the parties are compelled to engage in Arbitration to resolve any disputes.

The following table sets forth information concerning the outstanding equity awards granted to the named executive officers at December 31, 2009.

Outstanding Equity Awards at Fiscal Year End Table

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested($)(1)
	Exercisable	Unexercisable
William Steckel	115,585	231,170	(2)	3.16	8-11-2018	—		—
	—	—		—	—	100,000	(3)	41,000
	—	—		—	—	250,000	(4)	102,500

Robert E. Weiss	70,000	140,000	(5)	3.54	4-7-2018	—		—
	133,334	66,666	(6)	4.94	10-4-2017	—		—
	2,844	406	(7)	8.77	6-19-2016	—		—
	—	—		—	—	250,000	(4)	102,500
	—	—		—	—	100,000	(8)	41,000
	—	—		—	—	16,666	(9)	6,833
	—	—		—	—	3,531	(10)	1,448
	—	—		—	—	3,750	(11)	1,538

Patrick Forkin	125,000	—		0.88	11-21-2018	—		—
	50,000	100,000	(12)	2.80	9-22-2018	—		—
	—	—		—	—	225,000	(4)	92,250
	—	—		—	—	50,000	(13)	20,500

(1)	Based on closing price of DayStar’s common stock on December 31, 2009 of $0.41.
(2)	Stock options vest at a rate of one-third of the grant per year beginning on August 11, 2009.
(3)	Restricted stock award vests at a rate of one-third of the grant on each of June 25, 2009, June 25, 2010 and June 25, 2011.
(4)	Restricted stock unit award vests on February 28, 2010.
(5)	Stock options vest at a rate of one-third of the grant per year beginning on April 7, 2009.
(6)	Stock options vest at a rate of one-third of the grant on each of January 1, 2008, January 1, 2009, January 1, 2010.
(7)	One-fourth of the stock option grants vest on the one-year anniversary of the grant date, June 19, 2006, with monthly vesting thereafter.
(8)	Restricted stock award vests at a rate of one-third of the grant per year commencing on April 7, 2009.
(9)	Restricted stock award vests at a rate of one-third of the grant per year commencing on April 1, 2008.
(10)	Restricted stock award vests at a rate of one-fourth of the grant per year commencing on the one-year anniversary of the grant date, June 19, 2006.
(11)	Restricted stock award vests at a rate of one-fourth of the grant per year commencing on the one-year anniversary of the grant date, January 2, 2006.
(12)	Stock options vest at a rate of one-third of the grant per year beginning on September 22, 2009.
(13)	Restricted stock award vests at a rate of one-third of the grant per year commencing on September 22, 2009.

PRINCIPAL STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth information, as of January 31, 2010, with respect to the beneficial ownership of the our common stock by each person who is known to us to be the beneficial owner of more than five percent of our outstanding common stock by each nominee for director, by the named executive officers, and by all directors and executive officers as a group. The information contained in this beneficial ownership table for five percent stockholders is based on Form 13D, 13G, or other filings with the Commission available through www.sec.gov/edgar as of close of business February 12, 2010. Each person has sole voting power and sole investment power. Ownership percentages are based on 33,980,612 shares outstanding on January 31, 2010, plus the assumed exercise of the applicable options vesting within 60 days thereof.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent
Directors and Executive Officers:
William S. Steckel(3)	492,585	1.4%
Patrick J. Forkin III(4)	600,000	1.7%
Robert E. Weiss(5)	856,238	2.7%
Magnus Ryde(6)	1,500,000	4.2%
Peter A. Lacey(7)	6,640,000	16.4%
Jonathan Fitzgerald(8)	100,000	*
Richard C. Green(9)	100,000	*
Francis J. Maher III(10)	110,000	*
Kang Sun(11)	100,000	*
Robert Tonsoo(12)	110,000	*
All directors and executive officers as a group (9 persons)	10,678,890	24.2%

5% Stockholders:
N/A		—

*	Less than one percent.
(1)	Except as otherwise indicated, each officer and director can be reached at DayStar Technologies, Inc., 2972 Stender Way, Santa Clara CA 95054.
(2)	The inclusion herein of any share of common stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Each person listed above has sole voting and investment power with respect to the shares listed. Any reference in the footnotes below to stock options and restricted common stock subject to a right of repurchase by our company relates to stock options exercisable or that will become exercisable within 60 days of January 31, 2010 and restricted common stock that will vest within 60 days of January 31, 2010.
(3)	Includes vested options to purchase 115,585 shares of common stock, 250,000 vested restricted stock units and 100,000 shares of restricted common stock subject to a right of repurchase by our company.
(4)	Includes vested options to purchase 275,000 shares of common stock, 250,000 vested restricted stock units and 50,000 shares of restricted common stock subject to a right of repurchase by our company.
(5)	Includes vested options to purchase 339,645 shares of common stock, 250,000 vested restricted stock units and 103,531 shares of restricted common stock subject to a right of repurchase by our company.
(6)	Includes vested options to purchase 1,500,000 shares of common stock.
(7)	Includes 3,333,333 shares of common stock issuable upon conversion of a secured convertible promissory note between Mr. Lacey and our company, vested warrants to purchase 3,166,667 shares of common stock, vested options to purchase 50,000 shares of common stock and 50,000 vested restricted stock units.
(8)	Includes vested options to purchase 50,000 shares of common stock and 50,000 vested restricted stock units.
(9)	Includes vested options to purchase 50,000 shares of common stock and 50,000 vested restricted stock units.
(10)	Includes vested options to purchase 60,000 shares of common stock and 50,000 vested restricted stock units.
(11)	Includes vested options to purchase 50,000 shares of common stock and 50,000 vested restricted stock units.
(12)	Includes vested options to purchase 60,000 shares of common stock and 50,000 vested restricted stock units.

CODE OF ETHICS

We have adopted a code of ethics that is applicable to our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The code of ethics can be found under the heading “Policy on Business Ethics” on our website at www.daystartech.com/investors.cfm.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater than ten percent beneficial owners are required by Commission regulations to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of such forms received and written representations from reporting persons required to file reports under Section 16(a), to the Company’s knowledge all of the Section 16(a) filing requirements applicable to such persons with respect to fiscal 2009 were complied with except for 1) a Form 3 for Mr. Robert Tonsoo which was not filed, 2) 2) three Form 3s for Messrs. Fitzgerald, Greene, and Sun which were reported on December 18, 2009 and should have been reported on November 19, 2009 and November 27, 2009, respectively, and 3) a Warrant issued to Mr. Peter Lacey, reported on Form 5 on February 16, 2010 which should have been reported on Form 4 on October 8, 2009.

OTHER BUSINESS

Management knows of no other matters that will be presented for action at the Annual Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented at the meeting.

All expenses incurred in connection with this solicitation of proxies will be borne by the Company.

It is important that your shares be represented at the meeting. Therefore, whether or not you expect to be present in person, you are respectfully requested to mark, sign and date the enclosed proxy and promptly return it in the enclosed envelope.

By order of the Board of Directors,

/s/ A. Renée Sutton.
A. Renée Sutton, Esq. Secretary

Dated: March [    ], 2010

Appendix A

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

DAYSTAR TECHNOLOGIES, INC.

DAYSTAR TECHNOLOGIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that:

FIRST: The name of the Corporation is DAYSTAR TECHNOLOGIES, INC.

SECOND: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is February 19, 1997.

THIRD: Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment of the Amended and Restated Certificate of Incorporation, each [number] shares of the Corporation’s Common Stock, issued and outstanding immediately prior to the Effective Time, shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to treatment of fractional share interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares shall be issued in connection with the Reverse Stock Split. Shareholders who otherwise would be entitled to receive a fractional share of Common Stock shall be entitled to receive from the Corporation’s transfer agent, fractional share rounded up to the next whole number. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by such Old Certificate shall have been combined, subject to the elimination of fractional share interests as set forth above.

FOURTH: At the effective time, Article 4.1 shall be amended and restated to read in its entirety as follows:

“4.1 Authorized Shares. The Corporation is authorized to issue two classes of stock to be designated, respectively, “common stock” and “preferred stock.” The total number of shares which the Corporation is authorized to issue is one hundred twenty three million shares (123,000,000) shares, one hundred twenty million (120,000,000) shares of which shall be common stock, $.01 par value per share, and three million (3,000,000) shares of which shall be preferred stock, $.01 par value per share.

FIFTH: Thereafter pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

A-1

IN WITNESS WHEREOF, DAYSTAR TECHNOLOGIES, INC. has caused this Certificate of Amendment to be signed by its Chief Executive Officer this              day of                     , 2010.

DAYSTAR TECHNOLOGIES, INC.

By:

A-2

Appendix B

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT (this “Agreement”) dated as of [DATE] by and between Peter A. Lacey, an individual, (the “Purchaser”) and DayStar Technologies, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Purchaser and the Company entered into four (4) prior Note Purchase Agreements (the “Prior Lacey Purchase Agreements”) in the aggregate principal amount of $675,000 as evidenced by those certain Secured Promissory Notes, dated December 2, 2009 and December 17, 2009 each in the principal amount of $150,000; that certain Secured Promissory Note dated December 31, 2009 in the principal amount of $125,000; and that certain Secured Promissory Note dated January 28, 2010 in the amount of $250,000 issued by the Company in favor of the Purchaser (the “Prior Lacey Notes”); and

WHEREAS, the Prior Lacey Notes provided for the payment of the Notes in cash at a term of 180 days at interest of 20% per annum; and

WHEREAS, pursuant to the terms and subject to the conditions of this Agreement, the Purchaser and the Company desire to restructure the Prior Lacey Notes into (A) a convertible secured promissory note (the “Second Secured Convertible Note”) in substantially the form attached hereto as Exhibit A, and (B) a Warrant in substantially the form attached hereto as Exhibit B (the “Warrant”). The Note, the Warrant and any securities issuable upon conversion of the Note or the exercise of the Warrant are collectively referred to herein as the “Securities”.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. RESTRUCTURING OF PRIOR LACEY NOTES AND SALE OF NOTE AND WARRANT.

1.1 Issuance of Restructured Note and Warrant. Subject to the terms and conditions of this Agreement, the Purchaser and the Company agree to restructure the Prior Lacey Notes at the Closing (as defined below) as follows:

(i) the Second Secured Convertible Note in substantially the form attached hereto as Exhibit A in the principal amount of US$675,000, and

(ii) the Warrant in substantially the form attached hereto as Exhibit B.

1.2 Closing; Delivery.

(a) Closing Date. The closing of the purchase and sale of the Note and the Warrant (the “Closing”) shall be held on [DATE] or on such other date as the parties may agree to, such other date being as soon thereafter as practicable (the “Closing Date”) at a place and time to be determined by the Company and Purchaser.

(b) Deliveries at Closing. At the Closing the Company shall issue and deliver to the Purchaser the original executed Restructured Note in favor of the Purchaser, the executed Warrant in favor of the Purchaser and executed counterpart signature pages to the Security Agreement (as defined below), the Registration Rights Agreement (as defined below), the Intercreditor Agreement, and the Seller’s Certificate.

(c) Purchase Price. The “Purchase Price” of the Restructured Note and the Warrant shall be the aggregate principal amount of the Prior Lacey Cash Notes. This Agreement, the Restructured Note, and the Amended Security Agreement replace and supersede the Prior Lacey Cash Purchase Agreements and Prior Lacey Cash Notes.

(d) UCC Financing Statements. Upon delivery of the Purchase Price, the Company authorizes Purchaser to file its UCC-1 financing statements in the states in which Purchaser shall elect.

1.3 Use of Proceeds. The Company acknowledges and agrees that it must use the proceeds related to the sale of the Note and the Warrant for (i) operating capital of the Company and (ii) general corporate purposes related to the Company.

2. SECURITY INTEREST. The indebtedness represented by the Note shall be secured by a perfected security interest in certain assets of the Company as further provided in the Amended and Restated Security Agreement attached hereto as Exhibit C (the “Amended and Restated Security Agreement”).

3. REGISTRATION RIGHTS. The shares of Company common stock into which the Note may be converted and the Warrant may be exercised shall be subject to registration rights as further provided in the Registration Rights Agreement attached hereto as Exhibit D (the “Registration Rights Agreement”).

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents and warrants to the Purchaser as follows:

4.1 Corporate Power. The Company has all requisite corporate power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

4.2 Authorization. With the exception of any shareholder approval that may be required pursuant to the terms of the Note and/or the Warrant, all corporate action on the part of the Company, its directors and its shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder, including the issuance and delivery of the Note and Warrant, has been taken prior to the Closing. This Agreement, the Note when executed and delivered by the Company, and the Warrant when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

4.3 Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with this Agreement, the Security Agreement, the Note and the Warrant, will be duly and validly issued, fully paid and nonassessable (as applicable), and free and clear of all liens. The Company has reserved from its duly authorized capital stock the maximum number of shares of common stock (i) issuable upon the conversion of the Note and (ii) that may be issued upon the exercise of the Warrant.

4.4 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Note and the Warrant or the consummation of any other transaction contemplated thereby or hereby shall have been obtained and will be effective at the Closing or, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

4.5 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder, including the issuance and delivery of the Note and the Warrant, will not (a) breach any law to which the Company or any of its subsidiaries or any of their assets is subject or any provision of its organizational documents, (b) breach any contract, order or permit to which the Company or any of its subsidiaries is a party or by which it is bound or to which any of its assets is subject, or (c) trigger any rights of first refusal, preferential purchase, or similar rights.

4.6 Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 5 hereof, the offer, issue, and sale of the Note and the Warrant is and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “1933 Act”), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

4.7 Priority. As of the Closing Date the security interests granted by Company to Purchaser under the Security Agreement shall be pari passu with other bridge lenders and the Secured Party as specified in the Intercreditor Agreement.

5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER. The Purchaser represents, warrants and covenants to the Company as follows:

5.1 Accredited Investor; Purchase for Own Account. The Purchaser represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act. The Purchaser represents that it is acquiring the Note and the Warrant solely for its own account and beneficial interest for investment and not with a view to or for sale in connection with any distribution of the Securities, has no present intention of selling, granting any participation in the same, and does not presently have reason to anticipate a change in such intention.

5.2 Information and Sophistication. The Purchaser acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Note and the Warrant. The Purchaser represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Note and the Warrant and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser. The Purchaser further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

5.3 Ability to Bear Economic Risk and Knowledge of Certain Risk Factors. The Purchaser acknowledges that investment in the Note and the Warrant involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Note and the Warrant for an indefinite period of time and to suffer a complete loss of its investment. The Purchaser has evaluated the risks involved in investing in the Note and the Warrant, and has determined that the Note and the Warrant are suitable investments for the Purchaser.

5.4 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement or such disposition does not require registration under the 1933 Act or any applicable state securities laws. In the event that Purchaser seeks to make a disposition of all or any portion of the Securities in the absence of registration under the 1933 Act and any applicable state securities laws, Purchaser shall furnish an opinion of counsel reasonably satisfactory in form and in substance to the Company that such disposition is exempt from registration under the 1933 Act and any applicable state securities laws.

5.5 Intercreditor Agreement. The Purchaser acknowledges that the Company may have entered into one or more additional secured financing transactions (each, a “Bridge Financing”) and may enter into additional bridge financing transactions within 120 days following the execution of this Agreement (all bridge financings as described above are collectively referred to as “Bridge Financing”). In light of the foregoing, the Purchaser covenants and agrees, upon request by the Company, to enter into a written intercreditor agreement (a form of which is in Exhibit E) with other lenders participating in a Bridge Financing pursuant to which the Purchaser’s security interest, as evidenced by the Security Agreement, will rank pari passu with the security interests of the other lenders participating in the Bridge Financing, up to $4.675 million.

6. MISCELLANEOUS.

6.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2 Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed under the laws of the State of New York without giving effect to the conflict of laws provisions thereof that would require the application of the law of another jurisdiction. THE PARTIES EACH HEREBY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS.

6.3 Counterparts; Delivery via Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all parties reflected hereon as signatories. Executed counterparts of this Agreement may be delivered to the other parties via facsimile; provided, however, that originally executed signature pages to this Agreement shall be delivered (i) to the Company by the Purchaser and (ii) to the Purchaser by the Company, within five business days of the date of this Agreement.

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices. Any notice required or permitted under this Agreement, the Note or the Warrant shall be given in writing and shall be deemed effectively given upon personal delivery, upon confirmation of facsimile delivery, one day after deposit with a national overnight courier service, or three days after deposit with the United States Post Office, postage prepaid, addressed to the Company at 2972 Stender Way, Santa Clara, California 95054, or to the Purchaser at its address shown on the signature page hereto, or at such other address as such Party may designate in writing to the other Party.

6.6 Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Purchaser.

6.7 Expenses. Company and Purchaser shall bear the entire cost of its own expenses and legal fees incurred on its behalf with respect to this Agreement, the Note, the Warrant, the Security Agreement and the transactions contemplated hereby and thereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Note, the Security Agreement or any other agreement entered into in conjunction herewith or therewith, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.8 Entire Agreement. This Agreement, the Security Agreement, the Note, the Warrant, the Registration Rights Agreement, and the Exhibits hereto and thereto constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and no Party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. In the event of a conflict with the terms of this Agreement and any of the other agreements or exhibits referenced herein, the terms and provisions of the other agreements and exhibits shall control and prevail.

6.9 Survival. The terms and provisions of this Agreement shall survive Closing and not be merged therein.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this PURCHASE AGREEMENT as of the date first written above.

COMPANY

DayStar Technologies, Inc.,
a Delaware corporation

By:
Name:
Title:

PURCHASER

Peter A. Lacey, an individual

Name: Peter A. Lacey
Title: Authorized Signatory
Address:

CLOSING CERTIFICATE OF SELLER/DEBTOR

The undersigned, being an authorized representative of DayStar Technologies, Inc., a Delaware corporation (the “Seller”), hereby warrants, represents, and certifies, in connection with the issuance by Seller of the Secured Convertible Promissory Note in the aggregate amount of $675,000 (the “Note”) and the Warrant for the Purchase of Shares of Common Stock (“Warrant”) to Peter Lacey (“Purchaser”) and acknowledging that the Purchaser is relying upon the accuracy of the following certifications in accepting the Note and Warrant, as follows:

The Seller has been organized as a Delaware corporation under the laws of the State of Delaware pursuant to a Certificate of Incorporation, dated February 19, 1997, a true and correct copy of which is attached hereto as Exhibit “A”, and which agreement is in full force and effect and has been amended and restated on November 3, 2003, June 26, 2006, May 7, 2008 and October 8, 2008. The Seller is validly existing and in good standing under the laws of the State of California. True and correct copies of the Certificate of Existence and Certificate of Good Standing from the State of California are attached hereto as Exhibit “B”.

1. Attached as Exhibit “C” is a copy of the Seller’s written authorization of the “Seller Representative” regarding issuance of certain agreements and other documents and authorizing execution of same in connection with the financing evidenced by the Note and such authorization has not been amended, altered, or repealed and is still in full force and effect on the date hereof.

2. The documents listed below and all other documents and agreements executed by the Seller in connection therewith are hereinafter collectively called the “Seller Documents.” The Seller Documents have been duly authorized, executed, and delivered in the name and on behalf of the Seller by its duly authorized Seller Representative pursuant to the above, and have not been amended, modified, or rescinded as of the date hereof.

Document	Date
Secured Convertible Promissory Note (the “Note”)	[DATE	]
Security Agreement (the “Security Agreement”)	[DATE	]
Warrant for the Purchase of share of Common Stock (the “Warrant”)	[DATE	]
Registration Rights Agreement (the “Registration Agreement”)	[DATE	]
Purchase Agreement (the “Purchase Agreement”)	[DATE	]

The Seller hereby confirms and ratifies the “as of” date of [DATE] for certain of the Seller Documents described above. The Seller is validly existing and in good standing under the laws of the State of Delaware and all other states necessary for the operation of Seller’s business. The due performance of the Seller Documents have been authorized by Seller.

3. The person(s) named on Exhibit “D” were on the date or dates of the execution of each of the Seller Documents and is on the date hereof, a duly selected Seller Representative, having authority to execute all Seller Documents and all documents in connection therewith on the Seller’s behalf and the signature appearing opposite his name is his genuine signature.

4. Other than as previously disclosed in Seller’s Current Report filed on Form 8-K on January 26, 2010, neither the Seller, nor any controlling person of the Seller, is in default under and is not violating any material provisions of any indenture, mortgage, lien, agreement, contract, deed, lease, loan agreement, note, order, judgment, decree, or other instrument or restriction of any kind or character to which they are a party or by which they are bound, or to which they or any of their assets are subject. Neither the execution and delivery of any of the Seller Documents nor compliance with the terms, conditions, and provisions of such instruments will conflict with or result in the breach of, or constitute a default under, any of the foregoing.

5. Other than as previously disclosed in Seller’s Quarterly Report filed on Form 10-Q November 9, 2009, the Seller is not in default in the payment of the principal of or interest on any of its or their indebtedness for borrowed money and is not in default under any instrument or agreement under and subject to which any indebtedness for borrowed money has been issued, and no event has occurred and is continuing under the provisions of any such instrument or agreement which, with the lapse of time or the giving of notice, or both, would constitute a default or an event of default thereunder.

6. Other than as previously disclosed in Seller’s Quarterly Report filed on Form 10-Q November 9, 2009 and Current Report filed on Form 8-K on January 26, 2010, there is no action, suit, proceeding, or investigation at law or in equity, or before or by any public body pending or, to the knowledge of the Seller or any controlling person of the Seller, threatened against or affecting the Seller, or any controlling person of the Seller (or to the knowledge of the Seller or any controlling person of the Seller any basis therefor) wherein an unfavorable decision, ruling or finding would adversely affect any of the Seller Documents, or the transactions contemplated by the Seller Documents, or the validity of the Note, the resolution adopted by the Board of Directors of the Company authorizing the issuance of the Note, or which would affect the ability of the Seller, or any controlling person of the Seller, to execute and deliver the Seller Documents or comply with the terms of the Seller Documents.

7. The Seller hereby acknowledges receipt of executed counterparts of the Seller Documents, and the Seller agrees to pay all sums which are assigned in the Note in accordance with the provisions of the Note.

8. The covenants, representations, and warranties made by the Seller in the Seller Documents are true and correct as of the date hereof.

9. Any consent, approval, or authorization of, or filing, registration, or qualification with, any governmental authority on the part of the Seller which may be required in connection with the execution and delivery of any of the Seller Documents, or the offer, sale, issue, and delivery of the Note and Warrant have been, or will be obtained.

10. The Seller will use the proceeds from the sale of the Note for the purposes set forth in the Purchase Agreement.

11. The Seller Documents are in substantially the form approved by or on behalf of the Seller and the Seller Documents are valid and binding obligations of the Seller; the covenants, representations, and warranties made by the Seller in the Seller Documents are true and correct in all material respects as of the date hereof; the execution and delivery of the Seller Documents and the performance by the Seller of its obligations thereunder shall not constitute a breach or default under its company agreement or the terms and provisions of any agreement or commitment to which the Seller is presently a party or by which the Seller is presently bound.

12. The Seller is in receipt as of the date of this Certificate of all necessary permits and approvals of governmental bodies or agencies with respect to the issuance or sale of the Note.

13. Since the formation of the Seller there has not been any event which has or will result in a material adverse change in the business, properties, financial position, or results of operations of the Seller, the Seller has not incurred any material liability which will adversely affect the transactions described herein.

14. The Seller is not now in default, as to principal or interest with respect to any obligations issued by the Seller or successor to the Seller.

15. The Seller has its business headquarters in the State of California. All addresses stated in the Seller Documents are true and correct.

(SIGNATURES ON FOLLOWING PAGE)

IN WITNESS WHEREOF, the undersigned have hereunto set their signatures this             day of [MONTH] 2010.

DayStar Technologies, Inc., a Delaware corporation

By:
Name:
Title:

SIGNATURE PAGE TO GENERAL CERTIFICATE OF SELLER

EXHIBIT A

Certificate of Formation

EXHIBIT B

Certificate of Existence

and

Certificate of Good Standing

EXHIBIT C

Written Authorization of Seller Representative

                    is hereby authorized to act as the “Seller Representative” on behalf of Daystar Technologies, Inc. with respect to the issuance and execution of all agreements and documents in connection with the Secured Convertible Promissory Note in the principal amount of $675,000, the Warrant, and all other Seller Documents defined in the Closing Certificate of Seller.

DAYSTAR TECHNOLOGIES, INC.

By:
Name:
Title:

EXHIBIT D

Seller Representative

NAME AND TITLE	SIGNATURE

,

,

Appendix C

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION THEREFROM.

SECOND SECURED CONVERTIBLE PROMISSORY NOTE

US$675,000	[DATE]

For value received DayStar Technologies, Inc., a Delaware corporation (“Payor”), promises to pay to Peter Alan Lacey (“Holder”), or his heirs or assigns, the principal sum of US $675,000 on the terms set forth below. Interest on the outstanding principal amount shall accrue at the rate of 10% per annum (“Interest Rate”) or at the Default Rate, as herein defined. Interest shall commence on the date hereof and shall continue on the outstanding principal until paid in full. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

This secured convertible promissory note (this “Note”) is issued pursuant to the terms of that certain Amended and Restated Purchase Agreement (the “Amended Purchase Agreement”) dated as of [DATE] between Payor and Holder. This Note shall be secured by Payor’s grant of a security interest and lien to Holder of all of Payor’s assets as more fully set forth on Exhibit C to that certain Amended and Restated Security Agreement by and between Payor and Holder dated [DATE] (and incorporated herein by reference the “Restated Security Agreement”). This Note replaces the Prior Lacey Notes as defined in the Amended Purchase Agreement.

1. Definitions. The following terms shall have the meanings herein specified:

“Capital Stock” means any of the current or future authorized class or series of capital stock of Payor, including but not limited to Common Stock and Preferred Stock.

“Common Stock” means authorized Common Stock, $.01 par value, of Payor, and shall include any other class or series of capital stock of Payor that is not limited to a fixed sum in respect of the rights of the holder thereof to participate in the liquidation or winding up of Payor.

“Conversion Notice” shall have the meaning set forth in Section 2(a).

“Conversion Price” shall mean the per share price(s) at which some or all of the outstanding principal amount plus all accrued interest thereon is converted or convertible pursuant to Section 2(a), and in all cases as adjusted pursuant to Section 2(d).

“Conversion Shares” means the shares of Common Stock, or such other shares of Capital Stock, issuable upon conversion of this Note.

“Event of Default” means an event specified in Section 4 hereof.

“Excluded Securities” means (i) securities issued as a result of any stock split, stock dividend or reclassification of Common Stock or Preferred Stock, distributable on a pro rata basis to all holders of Common Stock or Preferred Stock; (ii) securities issued pursuant to a stock option plan, deferred compensation plan, or other compensation arrangement approved by the Board of Directors of Payor to consultants (as defined in the Payor’s Equity Incentive Plan), employees or directors of the Payor; or (iii) securities issued by Payor upon the conversion or exercise of options, warrants, or convertible securities issued by Payor on or before the issuance date of this Note and on or after the payment in full of the principal and interest on the Note.

“Future Issuance” shall have the meaning set forth in Section 2(a).

“Holder” means Peter A. Lacey and each endorsee, pledgee, assignee, owner and holder of this Note, as such; and any consent, waiver or agreement in writing by the then Holder with respect to any matter or thing in connection with this Note, whether altering any provision hereof or otherwise, shall bind all subsequent Holders. Notwithstanding the foregoing, Payor may treat the registered holder of this Note as Holder for all purposes.

“Lacey RRSP Account” means that certain TD Waterhouse Account 240832S, in trust for Peter Alan Lacey as beneficiary.

“Preferred Stock” means authorized Preferred Stock, $.01 par value, of Payor.

Words of one gender include the other gender; the singular includes the plural; and the plural includes the singular, unless the context otherwise requires.

2. Conversion of the Note.

a. Election to Convert. Common Stock. Holder may, at its option, exercisable by written notice (the “Conversion Notice”) to Payor at any time prior to payment in full hereof, except as set forth in Section 2(e), elect to convert all or any part of the entire outstanding principal amount of this Note plus the accrued interest on the then outstanding balance (i) into shares of Common Stock at a conversion price equal to the lesser of (A) $0.50 per share or (B) if between the date hereof and such conversion, Payor issues or sells any shares of Capital Stock, other than Excluded Securities (a “Future Issuance”), then into shares of Common Stock at a per share price equal to the lowest per share price at which any such shares are issued or sold in such Future Issuance (subject to adjustment in the event of any stock splits, stock dividends or other recapitalization of Common Stock subsequent to the date of such sale or issuance), or (ii) if between the date hereof and before any such conversion, there is a Future Issuance, then into shares of such class or series of Capital Stock issued or sold in such Future Issuance at a per share price equal to the lowest per share price at which any such shares are issued or sold in such Future Issuance (subject to adjustment in the event of any stock splits, stock dividends or other recapitalization of such class or series of Capital Stock subsequent to the date of such sale or issuance); provided that Holder will only be permitted to convert that portion of the outstanding principal amount of this Note plus the accrued interest on the then outstanding balance that will not result in the issuance of more than 1,350,000 shares of Common Stock (subject to adjustment in the event of any stock splits, stock dividends or other recapitalization of such class or series of Capital Stock subsequent to the date of such sale or issuance) pursuant to (i) above, or upon conversion of any securities that may be issued pursuant to (ii) above. For purposes of this Section, the issuance or sale of any Share Equivalents shall be deemed to be an issuance or sale of such class or series of Capital Stock issuable upon exercise or conversion thereof, at a per share price equal to a fraction, the numerator of which is equal to the sum of (i) the total amount received or receivable by Payor as consideration for such issuance of the Share Equivalent, plus (ii) the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to Payor upon the exercise, conversion or exchange of such Share Equivalent, and the denominator of which is equal to the total number of shares of Capital Stock issuable upon the exercise, conversion or exchange of such Share Equivalents. If Payor issues or sells any Capital Stock or Share Equivalents for consideration other than cash, the amount of the consideration other than cash received by Payor shall be deemed to be the fair value of such consideration as reasonably determined by Payor’s Board of Directors in good faith with the advice of Payor’s investment banker. If Payor sells units consisting of two or more different securities at a single per unit price, Payor’s Board of Directors shall in good faith, with the advice of Payor’s investment banker, make a reasonable allocation of the per unit price among such different securities, and each security included in such unit shall be deemed to have been sold at such allocated price for purposes of this Section.

b. Delivery of Conversion Shares. The Conversion Shares shall be delivered as follows:

1. As promptly as practicable after conversion, Payor shall deliver to Holder, or to such person or persons as are designated by Holder in the Conversion Notice, (1) a certificate or certificates representing the number of shares of Capital Stock into which this Note or portion thereof is to be converted, in such name or names as are specified in the Conversion Notice and (2) in the case of conversion of the entire remaining principal balance plus accrued unpaid interest hereof, any cash payable in respect of a fractional share. Such conversion shall be deemed to have been effected at the close of business on the date when this Note shall have been surrendered to Payor for conversion, so that the person entitled to receive such Conversion Shares shall be treated for all purposes as having become the record holder of such Conversion Shares at such time.

2. In the event that less than the entire outstanding principal and accrued unpaid interest of this Note is converted hereunder pursuant to subsection (a) above, this Note shall not be surrendered for cancellation but shall have the fact and amount of conversion recorded on the face of this Note by writing acknowledged by Holder and Payor. If less than the entire principal balance of this Note is converted, the amount of principal converted shall be reduced to the nearest amount that results in no fractional shares.

c. Reservation of Shares. Payor agrees that, during the period within which this Note may be converted, Payor will at all times have authorized and in reserve, and will keep available solely for delivery upon the conversion of this Note, a sufficient number of shares of Capital Stock and other securities and properties as from time to time shall be receivable upon the conversion of this Note, free and clear of all restrictions on issuance, sale or transfer other than those imposed by law and free and clear of all pre-emptive rights. Payor agrees that the Conversion Shares shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable, and Payor will take all such action as may be necessary to assure that the stated value or par value per share of the Conversion Shares is at all times equal to or less than the Conversion Price.

d. Protection Against Dilution.

1. In the event of any consolidation with or merger of Payor with or into another corporation (other than a merger or consolidation in which Payor is the surviving or continuing corporation) or any sale, lease or conveyance to another corporation of the property of Payor as an entirety or substantially as an entirety, in either case while any principal or accrued interest remains outstanding under this Note, then Payor shall use its reasonable best efforts to cause such successor, leasing or purchasing corporation, as the case may be, to (i) execute with Holder an agreement providing that Holder shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Capital Stock for which this Note might have been converted immediately prior to such consolidation, merger, sale, lease or conveyance, (ii) make effective provision in its articles of association or otherwise, if necessary, in order to effect such agreement, and (iii) set aside or reserve, for the benefit of Holder, the stock, securities, property and cash to which Holder would be entitled upon conversion of this Note. In the event Payor is not able to cause such events in (i) – (iii) above to occur, then the provisions of Section 3(b) shall apply.

2. In the event of any reclassification or change of the Capital Stock into which this Note may be converted (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in the event of any consolidation or merger of another corporation into Payor in which Payor is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the Capital Stock into which this Note may be converted (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), in either case while any principal or accrued interest remains outstanding under this Note, then Holder shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Capital Stock for which this Note might have been converted immediately prior to such reclassification, change, consolidation or merger.

3. If Payor, subsequent to any Future Issuance of Capital Stock upon which the calculation of the Conversion Price is based and while any principal or accrued interest remains outstanding under this Note, distributes to holders of such class or series of Capital Stock (and not to Holders) any debt securities or any rights or warrants to purchase debt securities, assets or other securities, or issues rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share (the “Subscription Price”) less than the volume weighted average closing price of the Payor’s Common Stock for the five day trading period up to and including the date of such transaction (the “VWAP”) at the record date mentioned below, then the Conversion Price shall be adjusted in accordance with the formula:

C x [O + M]
C1 =
O + I

where:

C1 = the adjusted Conversion Price.

C = the Conversion Price prior to adjustment pursuant to this subsection.

I = the number of additional shares of Common Stock offered for subscription or purchase.

O = the number of shares of such class or series of Capital Stock outstanding on the date of issuance.

M = [the Subscription Price ÷ VWAP] x I

If the Company issues assets (excluding cash dividends) to holders of such class or series of Capital Stock (and not to Holders), then the Conversion Price will be adjusted to the fair market value of the assets on a per share basis.

The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

The above provisions of this Section 2 shall similarly apply to successive reclassifications and changes of Capital Stock and to successive consolidations, mergers, sales, leases or conveyances.

Notice of such consolidation, merger, sale, distribution, reclassification or reorganization and of such provisions so proposed to be made, shall be mailed to Holder as soon as practicable, but not less than fifteen (15) days prior to such event.

e. Stockholder Approval. Holder may not convert all or any part of the outstanding principal amount of this Note and accrued interest on the then outstanding balance pursuant to Section 2(a) in an amount that in the aggregate would exceed 19.99% of Payor’s then outstanding shares of Capital Stock, unless Payor determines in its sole discretion that: (i) such conversion does not require Payor to obtain stockholder approval, or (ii) stockholders have approved the issuance of shares of Common Stock to Holder upon conversion under this Note.

f. Limitation on Cash Payment. If Holder elects to convert this Note prior to the Maturity Date at a price less than $0.50 per share, and on the Maturity Date Payor’s VWAP is less than $0.50 and Holder by this conversion has not been compensated for the original principal amount of the Note plus interest accrued thereon, Payor will make a cash payment to Holder of any unpaid principal amount of the Note plus any accrued and unpaid interest based upon the following calculation: ($0.50 – VWAP)*1,350,000.

3. Payment of the Note—Principal and Interest

a. Term. All principal and all unpaid accrued interest that has not been converted into Capital Stock pursuant to Section 2 above shall be due and payable on or before the 180th day after the date of this Note (the “Maturity Date”). The Maturity Date may be extended by Holder, at the option of Holder and in its sole discretion, effective upon written notice of such extension by Holder to Payor not less than 15 calendar days prior to the original Maturity Date. At any time after the Maturity Date (as it may be extended pursuant to this Section 3(a)), Holder may proceed to collect such unconverted principal and accrued interest. All payments of interest and principal shall be in lawful money of the United States of America and shall be made to Holder at the address stated in Section 9 below. All payments shall be applied first to accrued interest, and thereafter to principal.

b. Payment on Event of Merger or Acquisition. Regardless of whether Payor causes the events to occur in Section 2.d.1 above, if any consolidation with or merger of Payor with or into another corporation (other than a merger or consolidation in which Payor is the surviving or continuing corporation) or any sale, lease or conveyance to another corporation of the property of Payor as an entirety or substantially as an entirety, in either case while any principal or accrued interest remains outstanding under this Note for a sales price equivalent to less than $0.75 per share of Capital Stock (“Sale Price”), then at Holder’s election, the Payor within a reasonable time after the completion of consolidation or merger (not to exceed 30 days) shall pay to Holder an additional sum of ($0.75 – Sales Price)*1,350,000 (which represents the maximum shares of Capital Stock issuable upon conversion of the Note) (subject to adjustment in the event of any stock splits, stock dividends or other recapitalization of such class or series of Capital Stock subsequent to the date of such sale or issuance) up to a maximum of $337,500 in addition to any cash amounts payable for principal or accrued interest after conversion of the Note. This payment is to make Holder whole for its lost expectation of profit if Payor had continued as an independent entity. Payment under this Section 3.b is not considered to be the contracting for, charge or receipt of interest as contemplated in Section 12 below.

c. Payment on Event of Default. If any Event of Default occurs hereunder, then, at the option and upon the declaration of Holder of this Note and upon written notice to Payor (which election and notice shall not be required in the case of an Event of Default under Section 4(c) or 4(d) or in a re-occurring Event of Default under Section 4(a) or 4(b)) and Payor’s subsequent failure to cure any such Event of Default under Section 4(d) within the referenced 60-day period, this Note shall accelerate and all principal and unpaid accrued interest that has not been converted into Common Stock pursuant to Section 2 above shall become due and payable, and, at any time thereafter, Holder may proceed to collect such unconverted principal and accrued interest and/or proceed with its remedies under any collateral document.

d. Default Interest Rate. In the event Payor fails to pay the entire unpaid principal balance when due or interest when due, Payor shall pay a default penalty (the “Default Penalty”) in an amount equal to 6% of the then outstanding principal and accrued and outstanding interest under this Note and the entire unpaid principal balance, accrued and outstanding interest, and the Default Penalty (if not paid) shall thereafter bear interest at a default interest rate equal to the lower of 18% per annum or the highest rate permitted by law (the “Default Rate”).

e. Prepayment. Payor may prepay this Note at any time after one month following the date hereof; provided that Payor shall give Holder at least 30 calendar days advance written notice of Payor’s intent so to prepay and Holder shall have the right to convert all or any portion of this Note, as applicable, pursuant to Section 2(b) at any time during such 30 calendar day period.

f. Attorney’s Fees. If an Event of Default shall occur hereunder, Payor shall pay all reasonable attorneys’ fees and court costs incurred by Holder in enforcing and collecting this Note.

4. Events of Default. The occurrence of any one or more of the following, if uncured within twenty (20) days from written notice thereof with respect to subsections (a) and (b) only and only in the first instance of such failure or breach and any instance thereafter, upon the occurrence, shall constitute an “Event of Default”:

a. Payor fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

b. Payor breaches any of its representations, warranties, covenants (including failure to issue shares upon conversion of the Note) or agreements set forth in the Agreement, the Security Agreement, the Purchase Agreement, this Note or any other agreement between Payor and Holder;

c. Payor files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

d. An involuntary petition is filed against Payor under any bankruptcy statute now or hereafter in effect, unless such petition is dismissed or discharged within sixty (60) days thereafter, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Payor; or

5. Transfer.

a. In order to transfer this Note, Holder, or its duly authorized representative, shall provide Payor a copy of an assignment duly executed by Holder hereof, but in no event shall this Note be transferred to a third party unrelated to Holder, unless (i) an Event of Default under Section 4(a) of this Note has been declared by Holder or (ii) Payor does not obtain shareholder approval to restructure the Prior Lacey Notes within three (3) attempts and (iii) Payor shall have received prior written notice of such transfer. In the event that Holder seeks to make a transfer of this Note to an unrelated party in the absence of registration under the 1933 Act and any applicable state securities laws, Holder shall furnish an opinion of counsel satisfactory in form and in substance to Payor that such transfer is exempt from registration under the 1933 Act and any applicable state securities laws

b. This Note is, and each certificate representing Conversion Shares shall be, stamped or otherwise imprinted with a legend substantially in the following form:

“The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be reoffered, sold, transferred, pledged, or otherwise disposed of except pursuant to (1) registration under such act or laws or (2) an exemption from registration under such act or laws.”

6. Loss or Mutilation of Note. Upon receipt by Payor of evidence reasonably satisfactory to Payor of the loss, theft, destruction or mutilation of this Note, together with an indemnity reasonably satisfactory to Payor, in the case of loss, theft, or destruction, or the surrender and cancellation of this Note, in the case of mutilation, Payor shall execute and deliver to Holder a new Note of like tenor and denomination as this Note.

7. Waiver or Amendment. Any term of this Note may be amended or waived with the written consent of Payor and Holder. The failure of Holder to enforce at any time any of the provisions of this Note shall not, absent an express written waiver signed by Holder specifying the provision being waived, be construed to be a waiver of any such provision, nor in any way to affect the validity of this Note or any part hereof or the right of Holder thereafter to enforce each and every such provision. No waiver of any breach of this Note shall be held to be a waiver of any other or subsequent breach.

8. Taxes. Payor agrees that it will pay, when due and payable, any and all stamp, original issue or similar taxes which may be payable in respect of the issue of this Note and/or any Conversion Shares or certificates therefor. Payor shall not, however, be required to pay any stamp, original issue or similar tax which may be payable in respect of any transfer involved in the transfer and delivery of stock certificates to a person other than of Holder.

9. Compliance with Usury Laws. It is the intention of the parties to conform strictly to the applicable usury laws, whether pursuant to state, federal or other applicable law, that are applicable to this Note. All agreements between Payor and Holder, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no event, shall the amount paid or agreed to be paid to Holder under this Note, exceed the maximum amount permissible under applicable usury laws. If, under any circumstances, fulfillment of any provision hereof at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances Holder shall ever receive an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and such other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to the Payor. The terms and provisions of this Section shall control and supersede every other provision of this Note, as applicable.

10. Notices. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) to such party (or, in the case of an entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to Holder to:

Peter Alan Lacey

if to Payor to:

DayStar Technologies, Inc.

2972 Stender Way

Santa Clara, California

Attn:

Any party may change the above specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient’s location) or on the day shown on the return receipt (if delivered by mail or delivery service).

11. Headings. The titles and headings to the Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Note. This Note shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Note to be drafted.

12. Governing Law; Waiver of Jury Trial. This Note shall be governed by and construed under the laws of the State of New York, without giving effect to conflicts of laws principles that would require the application of the laws of any other jurisdiction. THE PARTIES EACH HEREBY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS.

13. Usury. Notwithstanding anything to the contrary contained herein, no provisions of this Note shall require the payment or permit the collection of interest in excess of the Maximum Lawful Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, the provisions of this Section 12 shall govern and prevail, and neither Payor nor the sureties, guarantors, successors or assigns of Payor shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto.

If for any reason interest in excess of the Maximum Lawful Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Payor. In determining whether or not the interest paid or payable exceeds the Maximum Lawful Rate, Payor and Holder shall, to the extent permitted by applicable law and subject to section 3(b) above, (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Maximum Lawful Rate. As used herein, the term “Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Holder in accordance with the applicable laws of the State of New York.

[the remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the Payor has executed this Note as of the date first written above.

DayStar Technologies, Inc.
a Delaware corporation

By:
Name:
Title:

[SIGNATURE PAGE TO SECURED PROMISSORY NOTE]

Appendix D

THIS WARRANT MAY NOT BE TRANSFERRED EXCEPT AS OTHERWISE DESCRIBED BELOW.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (I) SUCH REGISTRATION OR (II) AN EXEMPTION THEREFROM AND, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

Warrant No. CSW-1005

DAYSTAR TECHNOLOGIES, INC.

VOID AFTER 5:00 P.M. PST ON [DATE], 2017

Warrant to Purchase 1,350,000 Shares

of Common Stock Dated [DATE]

WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

THIS CERTIFIES THAT, FOR VALUE RECEIVED, Peter A. Lacey, or his registered assign(s) (the “Holder”), is entitled to purchase from Daystar Technologies, Inc., a Delaware corporation (the “Company”), subject to the terms and conditions set forth in this Warrant, up to 1,350,000 fully paid and nonassessable shares of common stock (“Common Stock”), of the Company, at any time commencing on the date hereof (the “Commencement Date”) and expiring at 5:00 p.m. PST, on DATE (the “Expiration Date”). The price for each share of Common Stock purchased hereunder (as adjusted as set forth herein, collectively the “Warrant Shares”) is $0.80 per share until expiration of this Warrant (as adjusted as set forth herein, the “Purchase Price”).

The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

1. EXERCISE OF WARRANT.

A. MANNER OF EXERCISE. Except as set forth in Section 1(D), this Warrant may be exercised in whole at any time, or in part from time to time, during the period commencing on the sixth month anniversary of the Commencement Date and expiring on the Expiration Date or, if any such day is a day on which banking institutions in the City of San Francisco, California, are authorized by law to close, then on the next succeeding day that shall not be such a day, by presentation and surrender of this Warrant to the Company at its principal office with the Purchase Form attached as Annex I (the “Purchase Form”) duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Purchase Price for the number of shares specified in the Purchase Form and instruments of transfer, if appropriate, duly executed by the Holder or its duly authorized attorney. This Warrant may also be exercised on a cashless basis according to the following: [the fair market value of the warrant—exercise price] ÷ closing price per share on the market close on the last trading day prior to the exercise date.

B. STATUS AS HOLDER OF WARRANT SHARES; TAXES; EXPIRATION. Upon receipt by the Company of this Warrant, the duly executed Purchase Form and any other appropriate instruments of transfer, together with the Purchase Price, at its office, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the stock transfer books of the

Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue or delivery of Warrant Shares. This Warrant shall become void, and all rights hereunder shall cease, at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of this Warrant by delaying the Expiration Date.

C. ISSUANCE OF CERTIFICATES. As soon as practicable after the exercise of all or any portion of this Warrant, the Company shall, within three (3) Trading Days (defined below), (i) issue to the Holder a certificate or certificates for the number of full Warrant Shares to which the Holder is entitled, or, at the Holder’s request, deliver such Warrant Shares electronically if such means is otherwise presently available to and utilized by the Company, registered in such name or names as may be directed by the Holder, and (ii) if this Warrant has not been exercised in full, issue to the Holder a new countersigned warrant in substantially the same form for the Warrant Shares as to which this Warrant shall not have been exercised. This Warrant may not be exercised by, or securities issued to, any Holder in any state in which such exercise would be unlawful.

D. SHAREHOLDER APPROVAL. The Company represents and warrants that: (i) such exercise does not require the Company to obtain prior stockholder approval, or (ii) stockholders have pre-approved the issuance of shares of Common Stock to Holder upon exercise of this Warrant.

2. RESERVATION OF SHARES. The Company will at all times reserve for issuance and delivery upon exercise of this Warrant all Warrant Shares or other shares of capital stock of the Company (and other securities and property) from time to time receivable upon exercise of this Warrant. All such shares (and other securities and property) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable and free of all pre-emptive rights.

3. NO FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. If the holder of this Warrant would be entitled, upon the exercise of this Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, purchase such fractional interest, determined as follows:

(a) If the Common Stock is listed on a national securities exchange (which includes the Nasdaq Capital Market) or admitted to unlisted trading privileges on such exchange or listed for trading on the OTC Bulletin Board, the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange; or

(b) If the Common Stock is not listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

(c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount determined (i) in good faith by the Board of Directors of the Company and certified in a Board resolution, based on the most recently completed arm’s-length transaction between the issuer of such security and a Person other than an affiliate of such person, the closing of which occurred on such date or within the six-month period preceding such date, or (ii) if no such transaction has occurred on such date or within such six-month period, the value of the security as determined by an independent financial expert.

4. STOCK DIVIDENDS; SPLIT-UPS. If after the issuance of this Warrant, and subject to the provisions herein the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective day thereof, the number of Warrant Shares shall be increased in proportion to such increase in outstanding shares and the then applicable Purchase Price shall be correspondingly decreased.

5. AGGREGATION OF SHARES. If after the date hereof, and subject to the provisions herein, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split, or reclassification of shares of Common Stock or other similar event, then, after the effective date of such consolidation, combination or reclassification, the number of Warrant Shares shall be decreased in proportion to such decrease in outstanding shares and the then applicable Purchase Price shall be correspondingly increased.

6. REORGANIZATION, ETC. If after the date hereof any capital reorganization or reclassification of the Common Stock, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation or other similar event shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and fair provision shall be made whereby the registered holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the securities of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant, had such reorganization, reclassification, consolidation, merger, or sale not taken place and in such event appropriate provision shall be made with respect to the rights and interests of the registered holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Purchase Price and the Warrant Shares) shall thereafter be applicable, as nearly as may be in relation to any share of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing such assets, shall assume by written instrument executed and delivered to the Company the obligation to deliver to the registered holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase.

7. FORM OF WARRANT. This Warrant need not be changed because of any adjustment pursuant to the terms herein, and any form of warrant issued after such adjustment may state the same Purchase Price and the same number of shares as is stated in this Warrant. However, the Company may at any time in its sole discretion make any change in the form of this Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any warrant thereafter issued, whether in exchange or substitution for this Warrant or otherwise, may be in the form as so changed. The Company agrees to notify the Holder of any adjustment to the number of shares or Purchase Price of the Warrant, any changes to the form of this Warrant or any other change pursuant to the terms herein.

8. TRANSFER OF WARRANTS. This Warrant and the Warrant Shares have not been registered under the 1933 Act or similar state laws. This Warrant and Warrant Shares cannot be sold or transferred by an investor unless (i) they are so registered or (ii) an exemption from registration is available at the time of transfer and, if requested by the Company, an opinion of counsel satisfactory to the Company to the effect that such registration is not required is delivered to the Company. Subject to the foregoing limitations, the Company shall register the transfer, from time to time, of this Warrant upon the Company’s warrant register, upon surrender of this Warrant for transfer, accompanied by a duly executed Assignment Form in the form attached as Annex II, with signatures properly guaranteed as indicated. Upon any such transfer, a new warrant or warrants representing the aggregate number of this Warrant shall be issued and this Warrant shall be cancelled by the Company.

A restrictive legend shall be placed upon each share certificate acquired upon exercise of this Warrant in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AMENDED, OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (I) SUCH REGISTRATION OR (II) AN

EXEMPTION THEREFROM AND, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

The foregoing legend will be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become the subject of an effective resale registration statement or they become eligible for resale pursuant to Rule 144 under the 1933 Act.

9. NO RIGHTS AS STOCKHOLDERS. Prior to the exercise of this Warrant in accordance with the terms hereof and payment of the full exercise price therefor, the Holder will not be entitled to any rights by virtue hereof as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, to exercise any preemptive rights, to consent or to receive notice as stockholders of the Company in respect to the meetings of stockholders or the election of directors of the Company or any other matter.

10. LOST, STOLEN, MUTILATED OR DESTROYED WARRANTS. If this Warrant is lost, stolen, mutilated, or destroyed, the Company may on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new warrant of like denomination, tenor, and date. Any such new warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

11. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of New York State without giving effect to conflicts of laws principles that would require the application of the law of another jurisdiction.

12. NOTICES OF CERTAIN ACTIONS. In the event:

(a)	the Company sets a record date with respect to the holders of Common Stock for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

(b)	the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event;

(c)	the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split, or reclassification of shares of Common Stock or other similar event;

(d)	of any capital reorganization or reclassification of the Common Stock, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation or other similar event;

(e)	of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

(f)	the bankruptcy whether voluntary or involuntary of the Company;

then, and in each such case, the Company will provide written notice (an “Event Notice”) to the Holder at least ten days prior to (i) the record date in the case of (a) above, specifying the record date and the amount and character of such dividend, distribution or right, and (ii) the effective date of any event specified in clause (b), (c), (d), (e), of (f) above, specifying the effective date on which such event is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event, if applicable. Any failure to mail an

Event Notice required by this Section 12 or any defect therein or in the mailing thereof will not affect the validity of the corporate action required to be specified in such Event Notice. Nothing herein shall prohibit the Holder from exercising this Warrant during the ten day period commencing on the date of an Event Notice, provided that such exercise occurs prior to the Expiration Date and the Holder otherwise complies with the terms hereof.

13. DELIVERY OF NOTICE. Notices and other communications to be given to the Holder of this Warrant evidenced by this certificate shall be deemed to have been sufficiently given, if delivered or mailed, addressed in the name and at the address of such owner appearing on the records of the Company, and if mailed, sent registered or certified mail, postage prepaid. Notices or other communications to the Company shall be deemed to have been sufficiently given if delivered by hand or mailed, by registered or certified mail, postage prepaid, to the Company at 2972 Stender Way, Santa Clara, California 95054, Attn: Chief Executive Officer, or at such other address as the Company shall have designated by written notice to the registered owner as herein provided. Notice by mail shall be deemed given when deposited in the United States mail as herein provided.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, manually or in facsimile, by the undersigned thereunto duly authorized, as of the date first written above.

DAYSTAR TECHNOLOGIES, INC.

By:
Name:
Title:

ANNEX I

TO COMMON STOCK PURCHASE WARRANT

PURCHASE FORM

To:	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.             ) (the “Warrant”), hereby irrevocably elects to purchase              shares of the Common Stock covered by such Warrant.

The undersigned herewith makes payment of the full exercise price for such shares at the price per share provided for in such Warrant, which is $             in lawful money of the United States.

IF PAYMENT FOR ANY OF THE SHARES TO BE ISSUED HEREUNDER IS PURSUANT TO THE CASHLESS EXERCISE PROVISION IN SECTION 1(B) OF THE WARRANT, PLEASE PROVIDE THE FOLLOWING INFORMATION:

Number of Warrant Shares to be purchased under this Warrant:

Closing Price per share of Common Stock on the Trading Day before this Purchase Form and the Warrant are surrendered: $             as of                     , 20    *

Number of shares of Common Stock to be issued to the undersigned pursuant to the purchase described herein based upon the calculation in Section 1(B) of the Warrant:                         *

*	Note: The undersigned understands that this information is provided by the undersigned solely for informational purposes, and that it is not binding on the Company for any purpose. The terms of the Warrant, and not this Purchase Form, will govern the calculation of these items and the actual number of shares of Common Stock to be received by the undersigned pursuant to the purchase of shares of Common Stock hereunder.

Capitalized terms used but not defined herein have the meaning assigned to such terms in the Warrant.

[Name]

Name:
Title:
Address:

[ANNEX I TO WARRANT]

ANNEX II

TO COMMON STOCK PURCHASE WARRANT

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                                                                                                hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No.             ) with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

Dated:

[Name]

Name:
Title:

Signature Guaranteed:

By:

The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

[ANNEX II TO WARRANT]

Appendix E

AMENDED AND RESTATED SECURITY AGREEMENT

This Amended and Restated Security Agreement (this “Security Agreement”) is made effective as of [DATE] (“Effective Date”), by and between DayStar Technologies, Inc., a Delaware corporation (“Debtor”), and Peter A. Lacey (“Secured Party”), with reference to the essential facts stated in the Recitals below.

RECITALS

A. Pursuant to the terms of that certain Amended and Restated Purchase Agreement dated [DATE] (the “Amended Purchase Agreement”), the Secured Convertible Promissory Note of even date herewith (the “Note”), the warrant of even date herewith (the “Warrant”), and the Registration Rights Agreement of even date herewith (the “Registration Rights Agreement”), all between Debtor and Secured Party, the Secured Party and the Debtor have restructured the Prior Lacey Notes in the aggregate amount of $675,000 into the Note. This Amended and Restated Security Agreement, the Amended and Restated Purchase Agreement, the Note, the Warrant and the Registration Rights Agreement shall collectively be referred to as the “Loan Documents”.

B. As a condition to receiving the Loan, the terms of the Loan Documents require that Debtor enter into this Amended and Restated Security Agreement.

C. As security for the payment and performance of Debtor’s obligations to Secured Party under the Loan Documents, and as a condition precedent to Secured Party’s obligation to make the Loan, it is the intent of Debtor to create and grant to Secured Party and a security interest in certain property of the Debtor as hereinafter provided. This Amended and Restated Security Agreement shall replace all prior Security Agreements executed between the Debtor and Secured Party.

D. This Security Agreement replaces all prior security agreements executed by and between the Debtor and the Secured Party.

AGREEMENT

NOW, THEREFORE, in consideration of the Loan, the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees as follows:

1. Grant of Security Interest. As security for the full and timely payment and performance of the obligations of Debtor to Secured Party described in Section 2 below (such obligations, collectively and severally, the “Obligations”), Debtor hereby pledges and grants to Secured Party a security interest (“Security Interest”) in and to (a) all of Debtor’s right, title and interest in and to contracts to which Debtor is a party, and all other contracts relating to Debtor’s assets, business and operations, (b) all of Debtor’s intellectual property and rights therein and thereto, now owned or hereafter acquired by the Debtor (c) all of Debtor’s other assets, and all assets used and useful in Debtor’s business and operations, and (d) all other items identified in Exhibit A hereto and incorporated herein by this reference (collectively and severally, the “Collateral”).

2. Obligations. The Obligations secured by this Security Agreement shall consist of (a) the Loan Documents (including, but not limited to, any liquidated damages that may be payable by the Company pursuant to Section 1.2(b) of the Registration Rights Agreement), (b) any additional monies advanced to or borrowed by Debtor from Secured Party, (c) this Security Agreement, (d) all amendments or extensions or renewals of such documents, whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred, (e) all costs incurred by Secured Party to obtain, preserve, perfect, and enforce this Security Agreement and the Security Interest, to collect the Indebtedness, and to maintain, preserve, collect, and enforce the Collateral, including but not limited to taxes, assessments, insurance premiums, repairs, reasonable attorney’s fees and legal expenses, rent, storage costs, and expenses of sale, and (f) interest on the above amounts as agreed between Secured Party and Debtor, or if there is no agreement, at the highest lawful rate.

3. Representations and Warranties. Debtor hereby represents and warrants that:

(a) Debtor is the owner of the Collateral and no other person has any right, title, claim or interest (by way of security interest or other lien or charge or otherwise) in, against or to the Collateral, except liens for taxes, assessments and other government charges not yet due and payable; except a security interest held by Banc of America Leasing & Capital, LLC in certain of the Collateral as described in that certain UCC 1 financing statement filed on October 22, 2008 in the Office of the Secretary of State of the State of Delaware under filing number 83561188 (ii) a security interest held by TD Waterhouse RRSP Account 230832S, in trust for Peter Alan Lacey as beneficiary, (the “Lacey RRSP Account”) as evidenced by that certain security agreement, effective as of September 21, 2009, by and between Debtor and the Lacey RRSP Account, as secured party, (iii) a security interest held by Peter Lacey, an individual, as evidenced by the Amended and Restated Security Agreement, effective as of January 28, 2010, and (iv) a security interest held by Michael Moretti, an individual, as evidenced by that certain security agreement dated January 6, 2010 ((i)-(iv) collectively, the “Prior Liens”). The Secured Party acknowledges that the Company may have entered into one or more additional secured financing transactions (each, a “Bridge Financing” as defined in the Purchase Agreement) and may enter into additional bridge financing transactions within 120 days following the execution of this Agreement (all bridge financings as described above are collectively referred to as “Bridge Financing”). In light of the foregoing, the Secured Party recognizes that each participant in the Bridge Financing is also a secured party on a pari passu basis, up to $4.675 million in total indebtedness with the Secured Party and Prior Lien holders, as is found in Schedule 1 attached hereto. The Prior Liens shall become pari passu with the Bridge Financing secured parties and Secured Party pursuant to the Intercreditor Agreement of even date herewith.

(b) Debtor will not sell or offer to sell or otherwise transfer the Collateral or any interest therein without the prior written consent of Secured Party;

(c) Debtor will not create or permit to exist any future lien on or security interest in the Collateral in favor of any third party with priority over Secured Party, without the prior written consent of Secured Party;

(d) Debtor will, upon Secured Party’s request, remove any unauthorized lien or security interest on the Collateral, and defend any claim affecting the Collateral;

(e) Debtor will pay all charges against the Collateral, including, but not limited to, taxes, assessments, encumbrances, and insurance, and upon Debtor’s failure to do so, Secured Party may pay any such charge as it deems necessary and add the amount paid to the indebtedness of Debtor secured hereunder;

(f) Debtor will not use or permit any Collateral to be used unlawfully or in violation of any provision of the Loan Documents, this Security Agreement, or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

(g) all information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Debtor with respect to the Collateral is true and correct in all material respects;

(h) all of Debtor’s Inventory and Equipment is located at Debtor’s address as set forth above and at 7373 Gateway Blvd., Newark, CA, 94560 (Alameda County, CA). Debtor has exclusive possession and control of its Inventory and Equipment. All instruments, chattel paper, securities, and certificates of title comprising any part of the Collateral have been delivered to Secured Party; and

(i) upon the filing of the UCC financing statements with the Office of the Delaware Secretary of State, and upon Secured Party’s obtaining possession of all Debtor’s documents, instruments, chattel paper, securities, and certificates of title, and upon Secured Party’s obtaining control of Debtor’s Investment

Property, deposit accounts, letter-of-credit rights, and electronic chattel paper, the Security Interest will constitute a valid and perfected lien upon and security interest in the Collateral, subject to no prior lien.

4. Covenants of Debtor. Debtor hereby agrees:

(a) to do all acts that may be necessary to maintain, preserve and protect the Collateral;

(b) to not change its name (or any assumed name or other name under which Debtor does business) or its corporate structure unless at least thirty (30) days prior to the effective date of any such name change, Debtor gives Secured Party written notice of such intended name change and the new name or any change in its corporate structure. Debtor will not change its principal place of business, chief executive office, or the place where it keeps its books and records unless Debtor (i) shall have given Secured Party thirty (30) days prior written notice thereof, and (ii) shall have taken all action deemed necessary or desirable by Secured Party to cause the Security Interest to be and remain perfected with the priority required by this Security Agreement. Debtor shall execute all such documents and agreements (including without limitation security agreements, financing statements, and amendments to financing statements) as Secured Party may reasonably request in connection with any such name change;

(c) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings deemed necessary or appropriate by Secured Party to perfect, maintain and protect its security interest hereunder and the priority thereof and to deliver promptly to Secured Party all originals of Collateral or proceeds consisting of chattel paper or instruments including but not limited to one or more UCC-1 financing statements, leasehold deeds of trust and patent and trademark collateral filings, all in a form reasonably requested by Secured Party;

(d) to appear in and defend any action or proceeding which may affect its title to or Secured Party’s interest in the Collateral;

(e) to keep separate, accurate and complete records of the Collateral and to provide Secured Party with such records and such other reports and information relating to the Collateral as Secured Party may reasonably request from time to time;

(f) not to cause or permit any waste or unusual or unreasonable depreciation of the Collateral;

(g) at any reasonable time, upon reasonable request by Secured Party, to exhibit to and allow inspection by Secured Party (or persons designated by Secured Party) of the Collateral;

(h) if disposition of any Collateral gives rise to an account, chattel paper, or instrument, to immediately notify Secured Party, and upon request of Secured Parties to assign or endorse the same to Secured Party. No Collateral may be sold, leased, manufactured, processed, or otherwise disposed of by Debtor in any manner without the prior written consent of Secured Party, except inventory sold, leased manufactured, processed, or consumed in the ordinary course of business;

(i) to give Secured Party written notice of each office of Debtor in which records of Debtor pertaining to accounts in Collateral are kept, and each location at which inventory in Collateral is or will be kept, and of any change of any such location. If no such notice is given, all records of Debtor pertaining to accounts and all inventory are and shall be kept at Debtor’s address shown above;

(j) to notify Secured Party immediately of any material change in the Collateral, of a change in Debtor’s place of business or location, of a change in any matter warranted or represented by Debtor in this Security Agreement or furnished to Secured Party, and of any Event of Default;

(k) not to permit any of the Collateral to be removed from the locations specified herein without the written consent of Secured Party;

(l) if certificates of title are issued with respect to any of the Collateral, to cause the Security Interest to be properly noted therein; and

(m) no renewal or extension of or any other indulgence with respect to the Obligations or any part thereof, no release of any security, no release of any person (including any maker, endorser, guarantor, or surety) liable on the Obligations, no delay in enforcement of payment, and no delay or admission or lack of diligence or care in exercising any right or power with respect to the Obligations or any security therefor or guaranty thereof or under this Security Agreement shall in other manner impair or affect the rights of Secured Party under the law, under this Security Agreement, or under any other agreement pertaining to the other security for the Obligations, before foreclosing upon the Collateral for the purpose of paying the Obligations.

5. Events of Default. The occurrence of any of the following events (“Event of Default”) shall constitute an Event of Default under this Security Agreement:

(a) Debtor shall default in its performance of any covenant under this Security Agreement or any other Loan Document;

(b) Debtor fails to pay when due any sum payable under the terms of the Loan Documents or this Security Agreement and Debtor has failed to cure such nonpayment within fifteen (15) days after such sum has become due and payable;

(c) Debtor files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(d) An involuntary petition is filed against Debtor under any bankruptcy statute now or hereafter in effect, unless such petition is dismissed or discharged within sixty (60) days thereafter, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Debtor;

(e) any warranty, representation, or statement made or furnished to Secured Party by Debtor proves to have been false in any material respect when made or furnished;

(f) acceleration of the maturity of debt of Debtor to any other person;

(g) sale, loss, theft, destruction, encumbrance, or transfer of any Collateral in violation hereof, or substantial damage to any Collateral;

(h) levy on, seizure, or attachment of any property of Debtor;

(i) a judgment against Debtor in excess of $500,000 becomes final; or

(j) Debtor defaults under any other Bridge Financing.

6. Remedies. Upon the occurrence of any Event of Default, Secured Party may, at its option, and without further notice to or demand on Debtor and in addition to all rights and remedies available to Secured Party under the Loan Documents or under law, do any one or more of the following, subject, however, to the rights of the secured party under the Intercreditor Agreement:

(a) foreclose or otherwise enforce Secured Party’s security interest in the Collateral in any manner permitted by law, or provided for in this Security Agreement; and

(b) recover from Debtor all costs and expenses, including, without limitation, reasonable attorney’s fees, incurred or paid by Secured Party in exercising any right, power or remedy provided by this Security Agreement or by law;

7. Entire Agreement, Severability. This Security Agreement and the Loan Documents contain the entire agreement between Secured Party and Debtor with respect to the Collateral which is the subject of this Security Agreement. If any of the provisions of this Security Agreement shall be held invalid or unenforceable, this Security Agreement shall be construed as if not containing those provisions and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

8. Choice of Law. This Security Agreement shall be governed by and construed in accordance with the laws of New York State without giving effect to conflicts of laws principles that would require the application of the law of another jurisdiction.

9. Notice. Any written notice, consent or other communication provided for in this Security Agreement shall be delivered to the addresses and sent in the manner as set forth in the Loan Documents. Such addresses may be changed by written notice given as provided in the Loan Documents.

10. Interpretation. All terms with their initial letters capitalized and not otherwise defined herein shall have the meaning as set forth in the Loan Documents.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Debtor and Secured Party have executed this Security Agreement effective as of the date first above written.

DEBTOR:

DayStar Technologies, Inc., a Delaware corporation

By:
Name:
Title:

SECURED PARTY:

Peter A. Lacey

By:
Name:
Title:

[SIGNATURE PAGE TO SECURITY AGREEMENT]

EXHIBIT A

COLLTERAL LIST

All of Debtor’s right, title and interest, whether now owned or existing or hereafter acquired or arising, and wherever located in the following described property:

☒	Equipment. All Equipment, as that term is defined in the Uniform Commercial Code as in effect in California (the “UCC”).

☒	Investment Property. All Investment Property, as that term is defined in the UCC.

☒	Deposit Accounts. All Deposit Accounts, as that term is defined in the UCC.

☒	Documents and Instruments. All Documents and Instruments, as those terms are defined in the UCC.

☒	Letter-of-Credit Rights. All Letter-of-Credit Rights, as that term is defined in the UCC.

☒	Inventory Etc. All Inventory, as that term is defined in the UCC.

☒	Accounts. All Accounts, as that term is defined in the UCC.

☒	General Intangibles. All General Intangibles, as that term is defined in the UCC, including but not limited to all federal, state, local and foreign, registered or unregistered rights in:

(i) all copyrights, rights and interests in copyrights, works protectable by copyrights, copyright registrations and copyright applications, and all renewals of any of the foregoing, all income, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, all damages and payments for past, present and future infringement of any of the foregoing and the right to sue for past, present and future infringement of any of the foregoing;

(ii) all patents, processes, patent rights and patent applications, including, without limitation, the inventions and improvements described and claimed therein, all patentable inventions and the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing and all income, royalties, damages, and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringement of any of the foregoing and the right to sue for past, present and future infringement of any of the foregoing;

(iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, mask works, logos and other business identifiers, prints and labels on which any of the foregoing have appeared or appear; all registrations and recordings thereof, and all applications in connection therewith, and all renewals thereof, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringement of any of the foregoing and the right to sue for past, present and future infringement of any of the foregoing;

(iv) all moral or similar rights; compilations; sui generis rights; rights under treaties, conventions, directives and the like (including but not limited to rights under the Berne Convention for the Protection Of Literary and Artistic Works, GATT, and all European Union directives, including but not limited to directives regarding the legal protection of databases); trade secrets; derivative works; tangible or intangible intellectual property being or to be developed; schematics; know-how; technology; rights in computer software programs or applications (in both source and object code form and in escrow or otherwise); software and firmware listings; fully commented and updated software source code, and complete system build software and instructions related to all software described herein; designs; sounds; lyrics; soundtracks; music and musical compositions; motion picture synchronization rights; scripts; continuities; testing procedures and results; fabrication and manufacturing methods; supplier lists; registrations and applications relating to any of the foregoing; employee and independent contractor lists; customer lists; sales prospects; sales, advertising, marketing and promotional information, materials, brochures, presentations, white papers, case studies, seminar materials, workbooks, brochures, training manuals and materials; website content; documents, records and files relating to design, end user documentation; manufacturing, quality control, sales, marketing and customer support for all Intellectual Property described herein; business and financial information and strategies; proprietary and other information in or with respect to which Debtor has any interest or rights of any nature; and data and databases; all exclusive and nonexclusive licenses for any of the foregoing intellectual property as described in this Annex A including any subsection hereof, to the extent such licenses may be assigned as security without the consent of the licensor (under their terms or, notwithstanding their terms, under existing or future Laws), or to the extent the consent of the licensor is now or hereafter obtained by Secured Party or Debtor; and all other tangible or intangible information and intellectual property, media (whether now or hereafter existing or invented), copies and languages (including foreign and computer languages) in which any of the foregoing is now or hereafter recorded, copied, translated, encoded or otherwise stored or utilized in any manner (all of the property described in subsections (i), (ii), (iii) and (iv) is hereafter referred to collectively as “Intellectual Property”);

(v) all (a) contracts and rights therein, including without limitation rights under software, information and other development contracts; (b) royalties; (c) documents, documents of title, drafts, checks, acceptances, bonds, letters of credit, notes and other negotiable and non-negotiable instruments, bills of exchange, security deposits, certificates of deposit, insurance policies and any other writings evidencing a monetary obligation or security interest in or lease of personal property; (d) licenses, leases, rents, contracts or agreements, government entitlements and subsidies and tax refunds; (e) investment property, including, but not limited to, all certificated or uncertificated securities, security entitlements, securities accounts, commodity contracts and commodity accounts; (f) deposit accounts; (g) guarantees, bonds and other personal property securing the payment or performance of any of the foregoing; (h) chattel paper; (i) general intangibles as such term is defined in the Uniform Commercial Code, which shall, in any event, include, without limitation, all right, title and interest in or under any contracts, models, drawings, materials and records, claims, literary rights, goodwill, rights of performance, warranties, rights under insurance policies and rights of indemnification; and (j) Internet domain names and other identifiers of Debtor and all rights connected therewith;

(vi) all advertising and promotional materials, training manuals, workbooks, case studies and other materials prepared in connection with and/or relating to Debtor’s consulting business, including, but not limited to design, development, implementation and sale of software, applications, enhancements, frameworks, methodologies, training, marketing, sales and other services that incorporate or utilize any element of the Intellectual Property pursuant to any existing or future license or other agreement in which Debtor now or hereafter has any interest or right of any nature whatsoever (including, without limitation, rights which do not amount to a property right), whether or not used or to be used by Debtor (including without limitation any interest of Debtor as seller or buyer, manufacturer, developer, licensee or licensor, or lessee or lessor); and all whether registered, filed or recorded or not; all whether any or all of the foregoing is eligible for intellectual property protection (including but not limited to whether any of the foregoing is copyrighted or copyrightable).

☒

Books and Records. All books, correspondence, credit files, records, invoices, and other documents, including without limitation all tapes, cards, computer runs and other papers or documents in the possession or control of Debtor; and all balances, credits, deposits, accounts or monies of or in the name of Debtor in the possession or control of, or in transit to the Secured Party, and all records and data relating to anything described in this Exhibit A, whether in the

[EXHIBIT A TO SECURITY AGREEMENT]

form of a writing, photograph, microfilm, microfiche, or electronic or other media, together with all of Debtor’s assignable right, title, and interest in and to all computer software and hardware required to utilize, create, maintain, and process any such records or data on electronic media.

☒	Fixtures. All Fixtures, as that term is defined in the UCC.

☒	Insurance. All policies of insurance covering or relating in any manner to any of the property described in this Exhibit A, all of which policies are hereby assigned to Secured Party as security for the payment and performance of the Obligations.

☒	Products. All products and produce of any of the above.

☒	All substitutes and replacements for, accessions, attachments and other additions to, tools, parts and equipment used in connection with, and proceeds and products of, the above Collateral (including all income and benefits resulting from any of the above), all certificates of title, manufacturer’s statements of origin, other documents, accounts, and chattel paper arising from or related to the above Collateral, and returned or repossessed Collateral, any of which, if received by Debtor, shall be delivered immediately to Secured Party. All security for the payment of any of the Collateral, and all goods which gave or will give rise to any of the Collateral or are evidenced, identified, or represented therein or thereby. All property similar to the property described above and any other collateral fitting within any of the foregoing classifications hereafter acquired by Debtor. All proceeds of the items described above.

[EXHIBIT A TO SECURITY AGREEMENT]

SCHEDULE 1. Secured Parties

Name, Address and Facsimile Number

TD Waterhouse RRSP Account 230832S, in trust for Peter Alan Lacey as beneficiary

Peter A. Lacey

Michael Moretti

Tejas Securities Group, Inc. 401k Plan and Trust, FBO John J. Gorman, John J. Gorman TTEE

Appendix F

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of the      day of MONTH 2010, between DayStar Technologies, Inc., a Delaware corporation (the “Company”), and the individual listed on Schedule I (the “Purchaser”). The Company and the Purchaser are sometimes referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

A. The Company and the Purchaser are parties to that certain Amended and Restated Purchase Agreement dated [DATE] (the “Amended Purchase Agreement”) pursuant to which the Company and the Purchaser have agreed to restructure the Prior Lacey Cash Notes into (a) a secured convertible note of the Company (the “Note”) secured by an Amended and Restated Security Agreement of even date (the “Amended Security Agreement”), and (b) a warrant to purchase up to 1,350,000 shares of common stock of the Company (the “Warrant”). The Amended Purchase Agreement, the Note, the Amended Security Agreement and the Warrant are herein referred to as the “Loan Documents”.

B. In connection with the purchase by the Purchaser of the Note and the Warrant pursuant to the Purchase Agreement, the Company desires to grant to the Purchaser and his successors and permitted assigns certain registration rights with respect to shares of common stock of the Company (“Common Stock”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Parties agree as follows.

ARTICLE I.

REGISTRATION RIGHTS

Section 1.1 Definitions. For purposes of this Agreement:

“Affiliate” means, with respect to any Person, (i) any other Person of which securities or other ownership interests representing more than 50% of the voting interests are, at the time such determination is being made, owned, Controlled or held, directly or indirectly, by such Person or (ii) any other Person which, at the time such determination is being made, is Controlling, Controlled by or under common Control with, such Person. “Control”, whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities or otherwise.

“Holder” means a Person that (i) is a party to this Agreement (or a permitted transferee under Section 2.2) and (ii) owns Registrable Securities; provided, however, that for purposes of this Agreement, Holders of Registrable Securities will not be required to convert the Note or exercise the Warrant into Common Stock to exercise the registration rights granted hereunder, until immediately before the closing of the offering to which the registration relates.

“Participating Holders” means Holders participating, or electing to participate, in an offering of Registrable Securities.

“Person” means any individual, firm, corporation, company, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and will include any successor (by merger or otherwise) of any such entity.

“Registrable Securities” means any shares of Common Stock (i) issued or issuable upon conversion of the Note; (ii) issued or issuable upon exercise of the Warrant; (iii) otherwise held or which could be held upon conversion or exercise by the Purchaser; and (iv) issued or issuable with respect to the securities referred to in clauses (i)—(iii) above by virtue of any stock split, combination, stock dividend, merger, consolidation or other similar event; provided, however, that shares of Common Stock that are considered to be Registrable Securities will cease to be Registrable Securities (A) upon the sale thereof pursuant to an effective registration statement, (B) upon the sale thereof pursuant to Rule 144 (or successor rule) under the Securities Act where the purchaser thereof receives unrestricted securities, (C) when such securities cease to be outstanding or (D) in a private transaction where the transferor’s rights under this Agreement are not assigned.

“Registration Expenses” mean all expenses (other than underwriting discounts and commissions) arising from or incident to the performance of or compliance with this Agreement, including without limitation (i) SEC, stock exchange, the Financial Industry Regulatory Authority (“FINRA”) and other registration and filing fees, (ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws, (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any special audits or “comfort letters” required in connection with or incident to any registration), (v) the fees, charges and disbursements of any special experts retained by the Company in connection with any registration pursuant to the terms of this Agreement, (vi) all internal expenses of the Company, and (vii) the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange, in each case regardless of whether any Registration Statement is declared effective.

“Registration Statement” will mean any Registration Statement of the Company filed with the SEC on the appropriate form pursuant to the Securities Act which covers any of the shares of Common Stock and any other Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

“SEC” means the United States Securities and Exchange Commission.

“Selling Expenses” will mean the underwriting fees, discounts, selling commissions and stock transfer taxes applicable to all Registrable Securities registered by the Participating Holders.

Section 1.2. Filing of Registration Statement. Obligation to File Registration Statement. The Company will, within 45 days after the earliest of the Company obtaining stockholder approval of the issuance of Common Stock under the Warrant and Note, obtaining a letter from Nasdaq exempting the Company from obtaining such shareholder approval, or determining that such stockholder approval is not required, file a Registration Statement under the Securities Act covering the sale or other distribution of all or any portion of the Registrable Securities pursuant to Rule 415 under the Securities Act. The Company will use its reasonable efforts to have such Registration Statement declared effective by the SEC as soon as practicable thereafter (the “Effectiveness Deadline”).

(a) Damages. To the extent (a) the Registration Statement required pursuant to this Section 1.2 is not filed with the SEC on or prior to the Effectiveness Deadline, (b) such Registration Statement has not been declared effective by the SEC on or prior to the Effectiveness Deadline, or (c) such Registration Statement is filed and declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose without being succeeded within five days by a post-effective amendment thereto that cures such failure and that is itself declared effective within five days of filing such post-effective amendment (each, a “Registration Default”), then the Company will pay to each Holder liquidated damages in an amount equal to one percent (1%) of the original principal amount owed under the Note, for each month or portion thereof that the Registration Default continues. However, in no event shall the Company pay liquidated damages in excess of ten percent (10%) of the principal amount of the Notes in total to each Holder. Any liquidated damages paid hereunder by the Company shall not be considered the charge for or payment of interest under the Notes.

(b) Continuing Agreements. The event of a Registration Default and payment of liquidated damages by the Company will not relieve, impair, adjust, modify or any way change the obligations of the Company under the Loan Documents.

Section 1.3. Piggyback Registrations.

(a) Right to Include Registrable Securities. In the event that a Registration Default has occurred and is continuing, and thereafter the Company from time to time proposes for any reason to register any of its Common Stock under the Securities Act, either for its own account or for the account of a stockholder other than pursuant to a Registration Statement on Forms S-4 or S-8 (or similar or successor forms) or pursuant to one or more secured bridge financing transactions from the Issuance Date of the Note and through the later to occur of the Maturity Date or the date upon which the Note is paid in full (a “Proposed Registration”), the Company will promptly give written notice thereof to all of the Holders (which notice will be given not less than 30 days prior to the expected effective date of the Company’s Registration Statement) and will offer such Holders the right to request inclusion of any of such Holder’s Registrable Securities in the Proposed Registration. No registration pursuant to this Section 1.3 will relieve the Company of its obligation to register Registrable Securities pursuant to Section 1.2, to pay liquidated damages or under the Loan Documents.

(b) Piggyback Procedure. Each Holder of Registrable Securities will have 20 days from the date of receipt of the Company’s notice referred to in Section 1.3(a) to deliver to the Company a written request specifying the number of Registrable Securities such Holder intends to sell and such Holder’s intended method of disposition. Any Holder will have the right to withdraw such Holder’s request for inclusion of such holder’s Registrable Securities in any Registration Statement pursuant to this Section 1.3 by giving written notice to the Company of such withdrawal. Subject to Section 1.3(d), the Company will use commercially reasonable efforts to include in such Registration Statement all such Registrable Securities so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such Proposed Registration if it will at the same time withdraw or cease proceeding with the registration of all other shares of Common Stock originally proposed to be registered. If the Proposed Registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, any request under this Section 1.3(b) will specify that the Registrable Securities be included in the underwriting on the same terms and conditions as the shares, if any, otherwise being sold through underwriters under such registration. If the Company fails to notify Holder or to include Holder’s Registrable Securities in the Proposed Registration as provided in Section 1.3(a) or (b) or the Registrable Securities are excluded under Section 1.3(d), the Company will pay Holder liquidated damages in an amount equal to one percent (1%) of the original principal amount of the indebtedness owed under the Note, for each month or portion thereof that the default continues, subject to the limitations on liquidated damages found in Section 1.2 (a).

(c) Selection of Underwriters. The managing underwriter for any Proposed Registration that involves an underwritten public offering will be one or more reputable nationally recognized investment banks selected by the Company and reasonably acceptable to a majority in interest of the Holders.

(d) Priority for Piggyback Registration. Notwithstanding any other provision of this Article 1, if the managing underwriter of an underwritten public offering determines in good faith and advises the Company and the Holders that the inclusion of all Registrable Securities proposed to be included by the Holders of Registrable Securities in such offering would materially and adversely interfere with the successful marketing of the Company’s securities, then the Holders of Registrable Securities will not be permitted to include any Registrable Securities in excess of the amount, if any, of Registrable Securities which the managing underwriter of such offering will reasonably and in good faith agree in writing to include in such offering in addition to the amount of securities to be registered for the Company. The Company will include in such Registration Statement, as to each Holder, only a portion of the Registrable Securities such Holder has requested be registered equal to the ratio which such Holder’s requested Registrable Securities bears to the total number of Registrable Securities requested to be included in such Registration Statement by all Holders. Pursuant to the foregoing provision, the securities to be included in a registration initiated by the Company will be allocated: (i) first, to the Company; (ii) second, pari passu to the Holders; and (iii) third, to any others requesting registration of securities of the Company.

Section 1.4 Registration Procedures.

(a) Obligations of the Company. Whenever registration of Registrable Securities is required pursuant to this Agreement, the Company will use its reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as promptly as possible, and in connection with any such request, the Company will, as expeditiously as possible:

i. Preparation of Registration Statement; Effectiveness. Prepare and file with the SEC a Registration Statement on any form on which the Company then qualifies, which counsel for the Company will deem appropriate and pursuant to which such offering may be made in accordance with the intended method of distribution thereof (except that the Registration Statement will contain such information as may reasonably be requested for marketing or other purposes by the managing underwriter), and use reasonable best efforts to cause any registration required hereunder to become effective as soon as practicable after the initial filing thereof (unless a specific time period is otherwise set forth herein) and remain effective for a period of not less than one year from the effective date thereof or such shorter period in which all Registrable Securities have been sold in accordance with the methods of distribution set forth in the Registration Statement; provided that, in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one-year period will be extended, if necessary, to keep the Registration Statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis;

ii. Participation in Preparation. Provide any Participating Holder, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by any Participating Holder or underwriter (collectively, the “Inspectors”), the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the SEC and each amendment or supplement thereto;

iii. Due Diligence. For a reasonable period prior to the filing of any Registration Statement pursuant to this Agreement, make available for inspection and copying by the Inspectors such financial and other information and books and records, pertinent corporate documents and properties of the Company and its subsidiaries and cause the officers, directors, employees, counsel and independent certified public accountants of the Company and its subsidiaries to respond to such inquiries and to supply all information reasonably requested by any such Inspector in connection with such Registration Statement, as will be reasonably necessary, in the judgment of the respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided, however, that if requested by the Company, each Inspector will enter into a confidentiality agreement with the Company prior to the Company’s release or disclosure of confidential information to such Inspector;

iv. General Notifications. Promptly notify in writing the Participating Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold, (A) when such Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to any such Registration Statement or any post-effective amendment, when the same has become effective, (B) when the SEC notifies the Company whether there will be a “review” of such Registration Statement and (C) of any comments (oral or written) by the SEC and by the blue sky or securities commissioner or regulator of any state with respect thereto or (D) of any request by the SEC for any amendments or supplements to such Registration Statement or the prospectus or for additional information;

v. 10b-5 Notification. Promptly notify in writing the Participating Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold pursuant to any Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act upon discovery that, or upon the happening of any event as a result of which, any prospectus included in such Registration Statement (or amendment or supplement thereto) contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Company will promptly prepare a supplement or amendment to such prospectus and file it with the SEC (in any event no later than ten days following notice of the occurrence of such event to each Participating Holder, the sales or placement agent and the managing underwriter) so that after delivery of such prospectus, as so amended or supplemented, to the purchasers of such Registrable Securities, such prospectus, as so amended or supplemented, will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

vi. Notification of Stop Orders; Suspensions of Qualifications and Exemptions. Promptly notify in writing the Participating Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold of the issuance by the SEC of (A) any stop order issued or threatened to be issued by the SEC or (B) any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and the Company will use reasonable efforts to (x) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of any such stop order and (y) obtain the withdrawal of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction at the earliest practicable date;

vii. Amendments and Supplements; Acceleration. Prepare and file with the SEC such amendments, including post-effective amendments, as may be necessary to keep each Registration Statement continuously effective for the applicable time period required hereunder and if applicable, file any Registration Statements pursuant to Rule 462(b) under the Securities Act; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such prospectus as so supplemented;

viii. Copies. Furnish as promptly as practicable to each Participating Holder copies of such Registration Statement, supplement or amendment as it is proposed to be filed, and after such filing such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as each such Participating Holder or underwriter may reasonably request;

ix. Blue Sky. Use reasonable efforts to, prior to any public offering of the Registrable Securities, register or qualify (or seek an exemption from registration or qualifications) such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Participating Holder or underwriter may request, and to continue such qualification in effect in each such jurisdiction for as long as is permissible pursuant to the laws of such jurisdiction, or for as long as a Participating Holder or underwriter requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any Participating Holder to consummate the disposition in such jurisdictions of the Registrable Securities;

x. Other Approvals. Use reasonable efforts to obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the Participating Holders and underwriters to consummate the disposition of Registrable Securities;

xi. “Cold Comfort” Letter. Obtain a “cold comfort” letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing underwriter may reasonably request, and reasonably satisfactory to a majority in interest of the Participating Holders;

xii. Legal Opinion. Furnish, at the request of any underwriter of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the Holders, and the placement agent or sales agent, if any, thereof and the underwriters, if any, thereof, covering such legal matters with respect to the registration in respect of which such opinion is being given as such underwriter may reasonably request and as are customarily included in such opinions;

xiii. Certificates, Closing. Provide officers’ certificates and other customary closing documents;

xiv. FINRA. Cooperate with each Participating Holder and each underwriter participating in the disposition of such Registrable Securities and underwriters’ counsel in connection with any filings required to be made with the FINRA;

xv. Listing. Use reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and if not so listed, to be listed on the over-the-counter system;

xvi. Private Sales. Use reasonable efforts to assist a Holder in facilitating private sales of Registrable Securities by, among other things, providing officers’ certificates and other customary closing documents reasonably requested by a Holder; and

xvii. Reasonable Efforts. Use reasonable efforts to take all other actions necessary to effect the registration of the Registrable Securities contemplated hereby.

(b) Seller Information. The Company may require each Participating Holder as to which any registration of such Holder’s Registrable Securities is being effected to furnish to the Company with such information regarding such Participating Holder and such Participating Holder’s method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing.

(c) Notice to Discontinue. Each Participating Holder whose Registrable Securities are covered by a Registration Statement filed pursuant to this Agreement will, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 1.4(a)(v), forthwith discontinue the disposition of Registrable Securities until such Participating Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 1.4(a)(v) or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings which are incorporated by reference into the prospectus. If the Company will give any such notice, the Company will extend the period during which such Registration Statement is to be maintained effective by the number of days during the period from and including the date of the giving of such notice pursuant to Section 1.4(a)(v) to and including the date when the Participating Holder will have received the copies of the supplemented or amended prospectus contemplated by, and meeting the requirements of, Section 1.4(a)(v).

Section 1.5. Registration Expenses. Except as otherwise provided herein, all Registration Expenses will be borne by the Company. All Selling Expenses relating to Registrable Securities registered will be borne by the Participating Holders of such Registrable Securities pro rata on the basis of the number of shares so registered.

Section 1.6. Indemnification

(a) Indemnification by the Company. Notwithstanding termination of this Agreement, the Company will indemnify and hold harmless to the fullest extent permitted by law, each Holder, each of its directors, officers, employees, advisors, agents and general or limited partners (and the directors, officers, employees, advisors and agents thereof), their respective Affiliates and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any of such Persons, and each underwriter and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any underwriter (collectively, “Holder Indemnified Parties”) from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable costs of investigation and fees, disbursements and other charges of counsel, any amounts paid in settlement effected with the Company’s consent, which consent will not be unreasonably withheld or delayed and any costs incurred in enforcing the Company’s indemnification obligations hereunder) or other liabilities (collectively, “Losses”) to which any such Holder Indemnified Party may become subject under the Securities Act, Exchange Act, any other federal law, any state or common law or any rule or regulation promulgated thereunder or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) are resulting from or arising out of or based upon (i) any untrue, or alleged untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus (as amended or supplemented) or any document incorporated by reference in any of the foregoing or resulting from or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made), not misleading or (ii) any violation by the Company of the Securities Act, Exchange Act, any other federal law, any state or common law or any rule or regulation promulgated thereunder or otherwise incident to any registration, qualification or compliance or (iii) any violation by the Company of this Agreement, and in any such case, the Company will promptly reimburse each such Holder Indemnified Party for any legal and any other Losses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability, action or investigation or proceeding (collectively, a “Claim”); provided, however, that the liability of the Company under this Section 1.6(a) will be limited to an amount equal to the sum of the principal amount of the Note plus all accrued unpaid interest earned thereon at the time the Claim was made and the exercise price of the Warrant and that the Company will not be liable to any Holder Indemnified Party for any Losses that arise out of or are based upon (x) written information provided by a Holder Indemnified Party expressly for use in the Registration Statement or (y) sales of Registrable Securities by a Holder Indemnified Party to a person to whom there was not sent or given, at or before the written confirmation of such sale, a copy of the prospectus (excluding documents incorporated by reference) or the prospectus as then amended or supplemented (excluding documents incorporated by reference) if the Company has previously furnished in a timely manner a reasonable number of copies thereof to such Holder Indemnified Party in compliance with this Agreement and the Losses of such Holder Indemnified Party results from an untrue statement or omission of a material fact contained in such preliminary prospectus which was corrected in the prospectus (or the prospectus as then amended or supplemented). Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties and will survive the transfer of Registrable Securities by such Holder Indemnified Parties.

(b) Indemnification by Holders. In connection with any proposed registration in which a Holder is participating pursuant to this Agreement, each such Holder will furnish to the Company in writing such information with respect to such Holder as the Company may reasonably request or as may be required by law for use in connection with any Registration Statement or prospectus or preliminary prospectus to be used in connection with such registration and each Holder, severally and not jointly, will indemnify and hold harmless the Company, any underwriter retained by the Company and their respective directors, officers, partners, employees, advisors and agents, their respective Affiliates and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any of such Persons to the same extent as the foregoing indemnity from the Company to the Holders as set forth in Section 1.6(a) (subject to the exceptions set forth in the foregoing indemnity, the proviso to this sentence and applicable law), but only with respect to any such information furnished in writing by such Holder expressly for use therein and not with respect to any other Holder or the Company; provided, however, that the liability of any Holder under this Section 1.6(b) will be limited to the amount of the net proceeds received by such Holder in the offering giving rise to such liability. Such indemnity obligation will remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties (except as provided above) and will survive the transfer of Registrable Securities by such Holder.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the “Indemnified Party”) will give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that, the failure so to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder unless and to the extent such Indemnifying Party is materially prejudiced by such failure. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party will be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be paid by the Indemnified Party unless the Indemnifying Party fails to assume the defense of such action with counsel The Indemnifying Party will not have the right to assume the defense of such action on behalf of such Indemnified Party. No Indemnifying Party will be liable for any settlement entered into without its written consent, which consent will not be unreasonably withheld. No Indemnifying Party will, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Party. The rights afforded to any Indemnified Party hereunder will be in addition to any rights that such Indemnified Party may have at common law, by separate agreement or otherwise.

(d) Contribution. If the indemnification provided for in this Section 1.6 from the Indemnifying Party is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, will contribute to the amount paid or payable by the Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative faults of the Indemnifying Party and Indemnified Party will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party’s and Indemnified Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 1.6(d) will be limited to the amount of the net proceeds received by such Holder in the offering giving rise to such liability and the liability of the Company will be limited to an amount as stated in Section 1.6(a). The amount paid or payable by a party as a result of the Losses or other liabilities referred to above will be deemed to include, subject to the limitations set forth in Sections 1.6(a), 1.8(b) and 1.6(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Parties agree that it would not be just and equitable if contribution pursuant to this Section 1.6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the foregoing. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution pursuant to this Section 1.6(d).

Section 1.7. Rule 144 and Rule 144A; Other Exemptions. With a view to making available to the Holders the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company covenants that it will (i) file in a timely manner all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and (ii) take such further action as each Holder may reasonably request (including, but not limited to, providing any information necessary to comply with Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act), at all times from and after the date hereof all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 and Rule 144A (if available with respect to resales of the Registrable Securities) under the Securities Act, as such rules may be amended from time to time or (y) any other rules or regulations now existing or hereafter adopted by the SEC.

Section 1.8. Certain Limitations On Registration Rights. No Holder may participate in any Registration Statement hereunder unless such Holder completes and executes all questionnaires and other documents reasonably required and will sell such Holder’s Registrable Securities on the basis provided in any underwriting agreement approved by the Holder or Holders entitled hereunder to approve such arrangements. Such Holders of Registrable Securities to be sold by such underwriters may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of the Company to and for the benefit of such underwriters, will also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of the underwriters under the underwriting agreement be conditions precedent to the obligations of the Holders.

Article II.

GENERAL PROVISIONS

Section 2.1 Entire Agreement. This Agreement, together with the Schedules hereto and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the Parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

Section 2.2 Assignment; Binding Effect. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party; provided that the rights of a Holder may be transferred or assigned in connection with a transfer of Registrable Securities to the extent that all of the following additional conditions are satisfied: (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement; and (c) the Company is given written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors and permitted assigns.

Section 2.3 Notices. All notices or other communications to a Party required or permitted hereunder will be in writing and will be delivered personally or by facsimile (receipt confirmed electronically) to such Party (or, in the case of an entity, to an executive officer of such party) or will be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

If to the Purchaser, to the address set forth on Schedule I.

If to the Company:

DayStar Technologies, Inc.

2972 Stender Way

Santa Clara, California

Attn: Mr. Magnus Ryde

           Chief Executive Officer

Any party may change the above specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices will be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient’s location) or on the day shown on the return receipt (if delivered by mail or delivery service).

Section 2.4. Specific Performance; Remedies. Each Party agrees that the other Party would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the Parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

Section 2.5 Governing Law; Waiver of Jury Trial. This Agreement will be governed by and construed under the laws of the State of New York, without giving effect to conflicts of laws principles that would require the application of the laws of any other jurisdiction. THE PARTIES EACH HEREBY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS.

Section 2.6. Headings. The titles and headings to the Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement will be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

Section 2.7 Amendments. This Agreement may not be amended or modified without the written consent of the Company and at least a majority in interest of the Holders.

Section 2.8 Extensions; Waivers. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

Section 2.9 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the Parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

Section 2.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

Section 2.11 Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of the Company’s capital stock of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement will automatically be proportionally adjusted to reflect the effect of such subdivision, combination or stock dividend on the outstanding shares of such class or series of stock.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first above written.

COMPANY:	DAYSTAR TECHNOLOGIES, INC.

By:
Name:
Title:

PURCHASER:	Peter A. Lacey

By:
Name:
Title:

SCHEDULE I

PURCHASER

Name, Address and Facsimile Number

Appendix G

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (this “Agreement”) dated as of the 11th day of February, 2010, is made by and among TD Waterhouse RRSP Account 230832S, in trust for Peter Alan Lacey as beneficiary, a corporation (“Lender 1”), Peter A. Lacey, an individual (“Lender 2”), Michael Moretti, an individual (“Lender 3”), Tejas Securities Group, Inc 401k Plan and Trust, FBO John J. Gorman, John J. Gorman TTEE, a trust (“Lender 4”),                     , a                     corporation (“Lender 5”),and                     , a                     corporation (“Lender 6”), (Lender 1, Lender 2 Lender 3, Lender 4, Lender 5, and Lender 6 are sometimes referred to herein as the “Lenders”).

WITNESSETH:

WHEREAS, each of the Lenders has entered into a secured lending arrangement with Daystar Technologies, Inc. (the “Company”);

WHEREAS, as part of each such lending arrangement, the Company has issued a convertible promissory note to each of the Lenders (all indebtedness and other obligations of the Company to the Lenders as evidenced by each convertible promissory note being the “Loan Obligations” and all convertible promissory notes being, collectively, “Notes”);

WHEREAS, the Loan Obligations of each of the Lenders are secured by prior security interests granted by the Company to each of the Lenders in certain assets of the Company (all such assets being collectively, the “Collateral”) as described in security agreements between the Company and each of the Lenders (the security agreements being, collectively, “Security Agreements”); and

WHEREAS, it is contemplated that the security interests held by each of the Lenders in the Collateral shall rank pari passu on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Lenders agree as follows:

1. Each Lender hereby acknowledges that the security interests held by each of the Lenders pursuant to the Security Agreements rank equally and ratably without priority over one another, regardless of the order of time in which any such security interests or claims arise, attach or are perfected by filing, recording, possession, control or otherwise. Each Lender and its Loan Obligation is listed in Schedule 1 attached hereto. Each Lender has the obligation to all other parties hereto to provide in writing any change of address or contact information.

2. The Security Agreements and Notes include all renewals, replacements, modifications and extensions thereof, to the extent that such renewals, replacements and modifications do not increase the principal amount thereof.

3. The principal amount of the Notes of the Lenders listed herein, or as amended, may not exceed $4.675 million in the aggregate (“Maximum Bridge Amount”). All Notes must be on the same payment terms which shall be one balloon payment on the maturity date, may not be prepaid in whole or part without the Lenders’ approval, and must have coterminous maturity dates. All Notes and Security Agreements must be cross defaulted and cross collateralized; and in the event a Note or Security Agreement of any respective Lender shall not so provide, then the terms of this Agreement shall be incorporated into such Note and Security Agreement as if they were original a part of such documents.

4. This Agreement and all obligations hereunder, or with respect hereto, shall continue in full force and effect so long as any of the Loan Obligations remain outstanding.

5. Each of the Lenders shall (a) promptly notify the other Lenders of any default under the Notes, Security Agreements or any other agreements or documents executed in connection therewith, as applicable (a “Default”) known to such Lender and not reasonably believed to have been previously disclosed to the other Lenders; (b) provide the other Lenders with such information and documentation as such other Lenders shall reasonably request in the performance of their respective obligations hereunder, including but not limited to information relative to the outstanding balance of principal, interest and other sums owed to such Lender by the Company; and (c) cooperate with the other Lenders with respect to any and all collections and/or foreclosure procedures at any time commenced against the Company or otherwise in respect of the Collateral securing the Loan Obligations. In the event of default, the Lenders may agree to appoint one Lender or Lender’s designee as the Servicing Lender to act on behalf of all of the Lenders hereunder. The Lenders agree to pay the Servicing Lender a servicing fee not to exceed 10% of the balance of the Notes outstanding for servicing the defaulted Loan Obligations. THE SERVICING LENDER, WHERE APPLICABLE, SHALL NOT BE LIABLE FOR ANY ERROR OR ACT DONE BY IT IN GOOD FAITH, OR BE OTHERWISE RESPONSIBLE OR ACCOUNTABLE UNDER ANY CIRCUMSTANCES WHATSOEVER (INCLUDING THE SERVICING LENDER’S NEGLIGENCE), EXCEPT FOR THE SERVICING LENDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. COMPANY WILL REIMBURSE SERVICING LENDER FOR REASONABLE EXPENSES, UP TO A MAXIMUM OF $100,000, WHICH MAY BE INCURRED BY IT IN THE PERFORMANCE OF ITS SERVICING DUTIES. COMPANY WILL SAVE SERVICING LENDER HARMLESS AGAINST, ANY AND ALL LIABILITY, CLAIMS, OR HARM AGAINST THE COMPANY, TD WATERHOUSE RRSP ACCOUNT 230832S, IN TRUST FOR PETER ALAN LACEY AS BENEFICIARY, AND PETER A. LACEY, AN INDIVIDUAL. THE FOREGOING INDEMNITY SHALL NOT TERMINATE UPON DISCHARGE OF THE LOAN OBLIGATIONS OR FORECLOSURE, OR RELEASE OR OTHER TERMINATION OF THE SECURITY AGREEMENTS. All collections received by the servicing Lender shall be distributed pari passu to the Lenders after payment of the servicing fee stated above and all reasonable out of pocket expenses incurred by the servicing Lender.

6. Any and all payments under the Notes as between all Lenders shall be paid equally and ratably. Furthermore, no Lender may accelerate the obligations of the Company under its Note and commence and complete the exercise of all of its other rights and remedies thereunder (without the approval or joinder of all Lenders). No Lender has an obligation to the other Lenders to take any steps with regard to the enforcement or protection of other Lender’s rights to the security for its Loan. In the event of a default by the Company under any Loan Obligation, should any payment, distribution or security or proceeds be received by a Lender upon or with respect to such Lender’s Loan prior to the satisfaction in full of the default, such Lender shall immediately deliver the same equally and ratably to all Lenders in the form received (except for endorsement or assignment by such Lender where required), for ratable application on the Loans (whether or not then due) and, until so delivered, the same shall be held in trust on behalf of all Lenders by such Lender as the property of all Lenders. Notwithstanding anything herein to the contrary, the Company may not prepay a Lender Note at any time in whole or in part, unless (a) no default exists under the Loans, (b) such payment on the Note will be paid equally and ratably to all Lenders hereunder, or (c) all Lenders otherwise agree in writing to such prepayment.

7. This Agreement shall be governed by the laws of the State of New York. Unless the context otherwise requires, all capitalized terms used herein which are defined in the New York Uniform Commercial Code shall have the meanings stated therein.

8. This Agreement is solely for the benefit of and shall bind the parties hereto and their respective successors and assigns, and no other person or persons shall have any right, benefit, priority or interest under or because of the existence of this Agreement. In the event of the transfer or assignment of all or any part of any of our security interests or claims described in this Agreement, the priorities established in this Agreement shall continue in full force and effect with respect to such assigned or transferred interests or claims, and the assigning party agrees to advise such assignee and transferee of such continuing priorities and obtain such assignee’s or transferee’s agreement thereto.

9. Subject to the limitations in paragraph 3, this Agreement may be amended to add additional Lenders up to an aggregate amount of $4.675 MM in secured Collateral without a writing signed by all the Lenders; provided however, each Lender will promptly receive from Company an amended Schedule 1 reflecting any additional Lender.

10. This Agreement may not be amended to increase the aggregate amount of secured Collateral to more than $4.675 MM or to affect any amendment other than as found in paragraph 9 above, except in a writing signed by all the Lenders.

11. This Agreement may be executed in counterparts, which when executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement. In the event a Lender fails to execute and deliver this Agreement or an amendment to this Agreement within ten (10) business days of a written request therefor, then such Lender’s security interests in Company shall automatically be subordinate to the Lenders who have signed this Agreement, regardless of the date of execution of the Note or Security Agreements or the filing or perfection of such non-signing Lender’s security interests.

12. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. The provisions of this Agreement are, and are intended, solely for the purpose of defining the relative rights of the Lenders by and amongst themselves. Nothing contained herein is intended to or shall impair, the obligation of the Company as among the Lenders.

13. This is a continuing agreement and will remain in full force and effect until all but one of the Loans have been fully paid, performed and satisfied. This Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any payment of a Loan is rescinded or must otherwise be returned by a Lender upon the insolvency, bankruptcy, or reorganization of the Company or otherwise, all as though such payment had not been made.

14. No defect in, invalidity of, or absence or loss of priority in, or under this Agreement or the Notes or Security Agreements shall affect the respective rights under this Agreement.

15. Each Lender agrees not to amend or modify its respective Note or Security Agreements, without the prior written approval of the other if any such amendment or modification could materially adversely affect the other’s rights and priority to the Collateral or this Agreement.

16. Within ten (10) business days after a request therefor by any Lender (the “Requesting Party”), the party of whom such request is made, including the Company (the “Responding Party”) shall furnish to the Requesting Party, at the Requesting Party’s expense, a written letter addressed to the Requesting Party and any other party reasonably requested by the Requesting Party (including, without limitation, any actual or prospective assignee of the Requesting Party) which states the principal amount then outstanding on the Responding Party’s loan(s) and the date to which interest on such loan has been paid, the amount of any escrows, reserves or other sums held by or on behalf of the Responding Party (whether or not disbursed) and stating whether it has given any notice of the existence of any default under the Responding Party’s loan and that, to its knowledge, there is no condition or event which constitutes a default or which, after notice or lapse of time or both, would constitute a default or, if any such condition or event exists, specifying in reasonable detail the nature and period of existence thereof and what action the Company is taking or (to the extent then known to the Responding Party) proposes to take with respect thereto.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TD Waterhouse RRSP Account 230832S

By:
Name: Peter A. Lacey
Title: Authorized Signatory

Peter A. Lacey

By:
Name: Peter A. Lacey
Title: Authorized Signatory

Michael Moretti

By:
Name: Michael Moretti
Title: Authorized Signatory

Tejas Securities Group, Inc 401k Plan and Trust, FBO John J. Gorman, John J. Gorman TTEE

By:
Name: John J. Gorman
Title: Trustee

LENDER 5

By:
Name:
Title:

LENDER 6

By:
Name:
Title:

Schedule 1. Lenders and Loan Obligations

Lender	Loan Obligation	Contact Information
TD Waterhouse RRSP Account 230832S	$2,000,000
Peter A. Lacey, an individual	$675,000
Michael Moretti, an individual	$250,000
Tejas Securities Group, Inc 401k Plan and Trust, FBO John J. Gorman, John J. Gorman TTEE, a trust	$500,000

Aggregate Loan Obligations

PROXY

DayStar Technologies, Inc.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

April [    ], 2010

Solicited on Behalf of the Board of Directors of the Company

PROXY

The undersigned hereby appoints Patrick J. Forkin III and Christopher T. Lail as proxies, each with full power of substitution, to vote all of the Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of DayStar Technologies, Inc. to be held on [    ], 2010 beginning at 2:00 P.M. local time and at any adjournments or postponements thereof:

1.    ELECT SIX DIRECTORS:

☐ VOTE FOR all nominees listed (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed

Instruction: To withhold authority to vote for an individual nominee, strike a line through the nominee’s name below.

Jonathan W. Fitzgerald	Richard C. Green	Peter A. Lacey

Magnus Ryde	William S. Steckel	Kang Sun

2.    APPROVE THE AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND TO MAINTAIN AUTHORIZED SHARES AT 120,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.    APPROVE THE RESTURCTURING OF NOTES BETWEEN PETER LACEY & THE COMPANY.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.    RATIFY THE SELECTION OF HEIN & ASSOCIATES LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

☐ FOR	☐ AGAINST	☐ ABSTAIN

h	DETACH PROXY CARD HERE	h
Please Detach Here

h	You Must Detach This Portion of the Proxy Card	h
Before Returning it in the Enclosed Envelope

DAYSTAR TECHNOLOGIES, INC.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND FOR RATIFICATION OF THE SELECTION OF HEIN & ASSOCIATES LLP AS THE COMPANY’S INDEPENDENT AUDITORS. IN ADDITION, THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated: , 2010

Signature or Signatures

Please date and sign exactly as your name or names appear below. If more than one name appears, all should sign. Persons signing as attorney, executor, administrator, trustee, guardian, corporate officer or in any other official or representative capacity, should also provide full title. If a partnership, please sign in full partnership name by authorized person.

PLEASE VOTE, SIGN, AND RETURN THE ABOVE PROXY.